EXHIBIT 10.8

COLLABORATION AND LICENSE AGREEMENT

between

TORAY INDUSTRIES, INC.

and

ACOLOGIX, INC.

6.9	Audit	27

ARTICLE 7 PAYMENTS		28
7.1	Upfront Payments and Equity Issuance	28
7.2	Development Milestones	29
7.3	Products in Europe	30
7.4	Products in North America	31
7.5	Additional Terms	32

ARTICLE 8 PAYMENTS, BOOKS AND RECORDS		33
8.1	Reports; Payments	33
8.2	Payment Method	34
8.3	Place of Royalty Payment; Currency Conversion	34
8.4	Records; Inspection	34
8.5	Withholding Taxes	34

ARTICLE 9 INTELLECTUAL PROPERTY		35
9.1	Ownership of Inventions	35
9.2	Patent Prosecution	35
9.3	Enforcement	36
9.4	Patent Term Extension; Data Exclusivity	37

ARTICLE 10 CONFIDENTIALITY		37
10.1	Confidentiality	37
10.2	Permitted Use and Disclosures	38
10.3	Additional Nondisclosure	38
10.4	Publication	39

ARTICLE 11 REPRESENTATIONS AND WARRANTIES		39
11.1	Mutual Representations and Warranties	39
11.2	Representations and Warranties of Toray	39

ARTICLE 12 INDEMNIFICATION; PHARMACOVIGILANCE		40
12.1	Acologix Indemnity	40
12.2	Toray Indemnity	41
12.3	Indemnification Procedure	41
12.4	Insurance	42

ARTICLE 13 TERM AND TERMINATION		42
13.1	Term	42
13.2	Termination for Breach	42
13.3	Termination for Failure to Use Commercially Reasonable Efforts	43
13.4	Termination For Bankruptcy	44
13.5	Disputed Breach	44

13.6	Termination for Convenience	45
13.7	Effect of Breach or Termination	45

ARTICLE 14 DISPUTE RESOLUTION		48
14.1	Escalation to Senior Executives	48
14.2	Arbitration of Disputes	48
14.3	Expedited Arbitration	49
14.4	Injunctive Relief	50

ARTICLE 15 MISCELLANEOUS		50
15.1	Governing Laws	50
15.2	Waiver	50
15.3	Assignment	50
15.4	Independent Contractors	50
15.5	Compliance with Laws	50
15.6	Patent Marking	50
15.7	Notices	51
15.8	Severability	51
15.9	Advice of Counsel	51
15.10	Complete Agreement	51
15.11	Headings	52
15.12	Counterparts	52

	EXHIBIT INDEX

	Exhibit 1.48 Toray Patent Rights

	Exhibit 2.2 Plan & Budget Summary

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (the “Agreement”), effective as of June 9, 2005 (the “Effective Date”), is made by and between Toray Industries, Inc., a Japanese corporation, having a principal place of business at Toray Bldg., 2-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo 103-8666, Japan (“Toray”), and Acologix, Inc., a Delaware corporation, having offices at 3960 Point Eden Way, Hayward, CA 94545, U.S.A. (“Acologix”) (each a “Party,” together the “Parties”)

BACKGROUND

WHEREAS, Toray owns or controls certain patent and know-how rights with respect to the Compound (as defined below);

WHEREAS, Toray desires for Acologix to share the financial burden of Phase III clinical trials for an injection formulation of the Compound in Europe which are currently planned to begin 2005;

WHEREAS, Toray desires to expedite the development and commercialization of products incorporating the Compound in North America through partnership with Acologix; and

WHEREAS, Acologix desires to obtain from Toray the licenses set forth herein, and Toray desires for the reasons described above to grant such licenses to Acologix, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1    “Affiliate” of a Party means any corporation or other business entity which during the Term of this Agreement controls, is controlled by or is under common control with such Party but only for so long as such entity controls, is controlled by, or is under common control with such Party. For the purposes of this definition, with respect to a particular entity “control” means the ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote for the election of directors, and for nonstock organizations, of the equity interests entitled to control the management of such entity.

1.2    “Business Day” means a day other than Saturday, Sunday or any day on which the Bank of Japan or commercial banks located in New York, New York are authorized or obligated by applicable Laws to close.

1.3    “Co-Development Term” means the period commencing on the Effective Date and continuing until responsibility for the costs of Development activities directed at obtaining or expanding Regulatory Approval for Injection Products in Europe is assumed entirely by Acologix or one or more Third Parties in accordance with the Injection Product Election and the terms and conditions of Article 3. For clarity: (i) if Acologix is assigned responsibility for Commercialization of Injection Products in Europe in the Injection Product Election, the Co-Development Term shall terminate upon the First IP Approval; and (ii) if the Injection Product Election provides for Toray to assume responsibility for Commercialization of Injection Products in Europe by licensing to a Third Party, the Co-Development Term shall terminate on the date upon which a European Partner assumes responsibility for the costs of Development activities directed at obtaining or expanding Regulatory Approval for Injection Products in Europe pursuant to a European License from Toray.

1.4    “Commercialization” means activities directed to obtaining pricing and reimbursement approvals, marketing, promoting, distributing, importing or selling a Product. “Commercialize” means to engage in Commercialization.

1.5    “Commercially Reasonable Efforts” means efforts and resources normally used by a similarly situated therapeutic pharmaceutical company for a product owned by it or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory and reimbursement structure involved, the profitability of all applicable products, and other relevant commercial, scientific and other factors.

1.6    “Compound” means the compound identified as (E)-N-[17-(cyclopropylmethyl)-4,5a-epoxy-3,14-dihydroxymorphinan-6b-yl]-3-(furan-3-yl)-N-methylprop-2-enamide monohydrochloride, which is specified by Toray as TRK-820.

1.7    “Controlled” or “Controls”, when used in reference to intellectual property, means the legal authority or right of a Party hereto (or any of its Affiliates) to grant a license or sublicense of intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.8    “Covered” or “Covering” means, with respect to a particular Valid Claim and a Product, that the manufacture, use, sale, offer for sale or importation of such Product, but for the licenses granted herein, would infringe such Valid Claim.

1.9    “Development” means non-clinical and clinical drug development activities related to the development and submission of information to a Regulatory Authority, including, without limitation, toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, and clinical studies (including, without limitation, pre- and post-approval studies). Development specifically excludes regulatory activities directed to obtaining pricing and reimbursement approvals and all other Commercialization activities. “Develop” means to engage in Development.

1.10    “Drug Substance” means a quantity of the Compound in bulk form.

1.11    “EMEA” means the European Medicines Agency, or any successor agency thereto.

1.12    “EU” means the European Union, which as of the Effective Date consists of Austria, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization. In the event that the European Union adds one or more new member nations during the Term of this Agreement, the Parties will discuss in good faith whether to amend the definition of “EU” to include such nation(s).

1.13    “Europe” means the EU and Switzerland.

1.14    “European Co-Development Plan and Budget” or alternatively the “Plan & Budget” means the plan and budget in the English language for the joint development of Injection Products in Europe as set forth in Exhibit 2.2 hereto and as may be revised from time to time in accordance with Section 2.2 and/or Section 2.4.

1.15    “European Development Costs” means payments actually made by a Party to a Third Party in connection with Development activities directed at obtaining Regulatory Approval for Injection Products in Europe. It is understood and acknowledged that European Development Costs shall include only those payments: [***]. Expenses incurred by a Party for equipment, materials and supplies shall not be charged as European Development Costs unless such equipment, materials or supplies are used exclusively in connection with activities under the European Co-Development Plan and Budget. [***]

1.16    “FDA” means the United States Food and Drug Administration and any successor thereto having substantially the same functions.

1.17    “First Commercial Sale” means, with respect to a particular Product and territory, the first bona fide commercial sale of such Product following Regulatory Approval to market such Product to a Third Party in such territory by or under authority of a Party, its Affiliates or Sublicensees.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.18    “First IP Approval” means the first Regulatory Approval for an Injection Product in Europe.

1.19    “GAAP” means United States Generally Accepted Accounting Principles (as consistently applied by the applicable Party and its Affiliates).

1.20    “GMP” means the then-current good manufacturing practices required by: (a) the provisions of 21 C.F.R., parts 210 and 211 and all applicable rules, regulations, orders and guidances (as the same may from time to time be amended); (b) ICH, Guidance for Industry Q7a Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients (as the same may from time to time be amended); (c) the provisions of Chapter II of EC Commission Directive 91\356\EEC together with the Guide to Good Manufacturing Practice published by the EC Commission in 1992 (ISBN 92-826-3180-X) (as the same may from time to time be amended); and (d) any other applicable Laws, guidelines, regulations and industry standards, that apply to any manufacturing or processing activities hereunder, or the facilities in which any such activities are performed.

1.21    “IND” means an Investigational New Drug Application (as defined in the United States Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder), or any corresponding application, registration or certification with a Regulatory Body in any jurisdiction.

1.22    “Injection Product” means any Product that is not a Topical/Oral Product.

1.23    “[***]” means that Third Party with which Toray entered into an agreement prior to the Effective Date, whereby Toray granted such Third Party certain rights related to the Development and Commercialization of Products in Japan, as well as the Existing Preferential Rights.

1.24    “Know-How” means any data, inventions, methods, proprietary information, processes, techniques, technology, or material (including biological or other materials), and any intellectual property rights (other than Patent Rights) therein.

1.25    “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign.

1.26    “MAA” means a New Drug Application (as defined in the United States Food, Drug and Cosmetic Act, as amended (an “NDA”), and the regulations promulgated thereunder), or any corresponding application, registration or certification for Regulatory Approval of a Product with a Regulatory Body in any jurisdiction, including without limitation an MAA with the EMEA.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.27    “Manufacture” and “Manufacturing” mean, with respect to a product or compound, the manufacturing, processing, formulating, packaging, labeling, storing and quality control testing of such product or compound.

1.28    “Net Sales” means the actual amounts invoiced for Products sold by a Person and its Affiliates to a Third Party (excluding any sales among such Person and its Affiliates where the Affiliate is not itself the user of the Product) less the following amounts related to the Products: (a) credits, allowances, discounts, rebates, and chargebacks for spoiled, damaged, outdated, rejected, and returned Products, (b) freight and insurance costs incurred with respect to the shipment of the Products to customers, (c) duties, surcharges and other governmental charges, (d) sales, use, value-added, excise and other similar taxes (excluding income taxes), (e) cash, quantity, trade and similar discounts, rebates, allowances and other price reductions actually granted or paid by a Person and its Affiliates to the extent that such reductions relate to sales of the Products, and (f) actual uncollectible amounts. If a sale, transfer or other disposition with respect to a product is made for consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition shall be the arm’s length fair market value thereof. For purposes of this Agreement, “sale” means any transfer or other distribution or disposition, but shall not include transfers or other distributions or dispositions of product, at no charge, for pre-clinical, clinical or regulatory purposes or in connection with patient assistance programs or other charitable purposes or to physicians or hospitals for promotional purposes.

In the event that a Product is sold that includes more than one active ingredient, Net Sales for purposes of determining payments under this Agreement shall be limited to the portion of the Net Sales (determined in accordance with the preceding paragraph) allocated to the Compound rather than the other active ingredient(s), as determined by good faith negotiations between the Parties

1.29    “North America” means the United States, Canada and Mexico.

1.30    “Option Field” means the Development and Commercialization of Topical/Oral Products in Europe outside the Reserved Field, provided that the Option Field may be expanded to include the Reserved Field as set forth in Section 5.4 or as otherwise agreed by the Parties.

1.31    “Patent Rights” means any patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates, together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals thereof, and any foreign counterparts to any of the foregoing.

1.32    “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

1.33    “Phase II Trials” means human clinical trials, the principal purpose of which is to evaluation of both clinical efficacy and safety of an investigational product, and/or to obtain a preliminary evaluation of the dosage regimen of an investigational product, as more fully defined in 21 C.F.R. §312.21(b) or similar clinical study in a country other than the United States.

1.34     “Phase III Trials” means human clinical trials, the principal purpose of which is to establish substantial evidence of both safety and efficacy in patients with the disease or condition being studied, as more fully defined in 21 C.F.R. §312.21(c) or similar clinical study in a country other than the United States. Phase III Trials shall also include any other human clinical trial intended to serve as a pivotal trial to support the submission of an application for Regulatory Approval.

1.35    “Preferred Stock” means the Series B Preferred Stock of Acologix.

1.36    “Product” means a pharmaceutical preparation which incorporates the Compound as an active drug substance.

1.37    “Qualified Equity Financing” means the issuance and sale to investors following the Effective Date of Acologix preferred stock in one transaction or series of related transactions, the gross proceeds of which are [***].

1.38    “Region” means either of Europe or North America.

1.39    “Regulatory Approval” means approval of the Regulatory Authority in a country necessary for the marketing and sale of a Product in the applicable country. As used herein, “Regulatory Approval” shall not include pricing or reimbursement approval.

1.40    “Regulatory Authority” means the FDA and any or all equivalent governmental authorities outside the United States whose approval is required for manufacture, marketing, promotion, sale or distribution of the Products.

1.41    “Regulatory Requirements” means (i) compliance with GMP; (ii) obtaining and maintaining all licenses, registrations and other authorizations required by Regulatory Authorities applicable to Manufacturing or processing or distribution activities hereunder or the facilities at which any such activities are performed; and (iii) all applicable Laws, guidelines, regulations and industry standards, that apply to any Manufacturing or processing activities hereunder, or the facilities in which any such activities are performed.

1.42    “Reserved Field” means therapeutic applications of Topical/Oral Products for human dermatological diseases or conditions, provided that therapeutic applications of Topical/Oral Products for uremic pruritus is not included within the Reserved Field.

1.43    “Sublicensee” means a Third Party expressly licensed by a Party to make, use, import, offer for sale or sell Product. For clarity, a European Partner licensed by Toray and a Third Party sublicensed by Acologix for North America shall each be deemed a “Sublicensee”

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

for the purposes of this Agreement. The term “Sublicensee” shall not include distributors (i.e. a Third Party who purchases product from a Party for resale).

1.44    “Sublicense Fees” means all amounts recognized as revenue by a Party and its Affiliates in accordance with GAAP from a particular Sublicensee in consideration for and during the term of the relevant sublicense with such Sublicensee under the Toray Patent Rights, including amounts received by way of license issue fees, milestone payments and royalties on the sale or distribution of Products. Notwithstanding the foregoing, the following shall not be included in the definition of Sublicense Fees: (i) amounts received by such Party and its Affiliates as payment or reimbursement for research, development or other costs incurred by or for such Party and its Affiliates, including costs associated with materials, equipment or clinical testing (to the extent allocated and eventually used for such purposes); (ii) amounts received for services and products, equipment or securities (equity or debt); (iii) amounts paid to such Party or its Affiliates in consideration for licenses or other rights under Patent Rights or Know-How other than under the Toray Patent Rights licensed by Toray to Acologix hereunder; (iv) amounts in consideration for the sale of all or substantially all of the business or assets of such Party and its Affiliates, whether by merger, acquisition of stock or assets or otherwise; and (v) any governmental charges, including withholding or other taxes (but not income taxes), paid or payable by such Party and its Affiliates on amounts received in consideration for a sublicense under the Patent Rights and Know-How licensed hereunder. If such Party or its Affiliates receive non-cash consideration from such Sublicensee, then such consideration shall be included in Sublicense Fees (except to the extent that any of the foregoing exclusions apply) at the fair market value of such non-cash consideration. In the event that such Party or its Affiliates receive non-cash consideration that is not readily convertible into cash, the Parties shall discuss the timing and manner of payments to be made under this Agreement based on such Sublicense Fees.

1.45    “Third Party” means any Person or entity other than Toray and Acologix, and their respective Affiliates.

1.46    “Topical/Oral Product” means a Product formulated for either oral or topical delivery in humans.

1.47    “Toray Know-How” means all Know-How that is (i) necessary or useful for the Development and/or Commercialization of the Compound and/or Products; and (ii) Controlled by Toray or its Affiliates as of the Effective Date or during the term of this Agreement.

1.48    “Toray Patent Rights” means those Patent Rights set forth in Exhibit 1.48, and any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals thereof, and any foreign counterparts to any of the foregoing as well as any Patent Rights that are (i) necessary or useful for the Development and/or Commercialization of the Compound and/or Products; and (ii) Controlled by Toray or its Affiliates during the Term of this Agreement.

1.49    “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, including, without limitation, any trademark, trade dress, brand mark, house mark, trade name, brand name, logo, or business symbol (whether or not registered or registerable) used or displayed with respect to any Product.

1.50    “Valid Claim” means (i) a claim of an issued and unexpired patent (or the equivalent in a supplementary protection certificate), which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken or (ii) a claim of a pending patent application, filed in good faith, which claim shall not have been canceled, withdrawn, abandoned or rejected by an administrative agency from which no appeal can be taken; provided that no more than [***] has passed since the filing date for such patent application.

1.51    Additional Terms. In addition to the foregoing, the following terms shall have the meaning defined in the corresponding Section below:

Definition	Section Defined		Definition	Section Defined
AAA	14.2.1		First Year	6.3.1
Abandonment	9.2.2		First Year Forecast	6.3.2
Acologix Know-How	13.7.1	(b)	Generic Competition	7.5.3
Acologix Patent Rights	5.5		Generic Product	7.5.3
Acologix Partner Percentage	7.3.3	(b)	Indemnification Claim	12.3
Acologix Termination Patent Rights	13.7.1	(b)	Indemnitee	12.3
Annual Forecast	6.3		Indemnitor	12.3
Annual Net Sales	7.3.1		Injection Product Election	3.1
Audited Party	6.9		JCAA	14.2.1
Auditing Party	6.9		JDCC	2.1
Competing T/O Products	7.3.2		Losses and Claims	12.1
Competitive Product	5.6		Plan & Budget Summary	2.2
Cumulative Repayment Amount	7.3.3	(c)	Purchase Price	6.5
Deferred Excess Amount	2.4.4	(a)	Related Party	6.9.1
Election Notice	3.1.1		Remaining Region	13.7.1
End of Phase II Meeting	13.3.4	(a)	Second Source	6.7.2	(a)
Equity Agreements	7.1.1		Supply Agreement	6.2
European License	3.3		Topical/Oral Product Competition	7.3.2
European Option	5.3		Toray Existing Patent Rights	9.2.1
European Partner	3.3		Term	13.1
Existing Preferential Right	5.4		Terminated Region	13.7.1
Filing Party	9.2.3		Termination Date	13.7.1

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE 2

CO-DEVELOPMENT OF INJECTION PRODUCTS IN EUROPE

2.1    Joint Development and Commercialization Committee. Within five (5) Business Days after the Effective Date, the Parties shall commence operation of a joint development and commercialization committee (“JDCC”) to provide oversight and management of Development and Commercialization activities undertaken under this Agreement related to Injection Products in Europe. The JDCC will be composed of three (3) representatives of each Party who shall be appointed (and may be replaced at any time) by such Party on prior written notice to the other Party in accordance with this Agreement. At least one (1) representative of a Party on the JDCC shall be a member of the senior management of such Party, and the representatives shall have relevant experience and expertise in Development and Commercialization of pharmaceutical products.

2.1.1    Meetings. The JDCC shall meet [***] during the Co-Development Term or more frequently as the Parties agree may be necessary or appropriate and [***] thereafter, or at such frequency as agreed by the respective committee members. Meetings of the JDCC shall alternate between the facilities of Acologix in the United States (or such other location as specified by Acologix), and the facilities of Toray in Japan (or such other location as specified by Toray), with the first such meeting to take place in Tokyo, Japan. The JDCC members will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference. With the consent of the Parties, other representatives of Acologix or Toray may attend the JDCC meetings as nonvoting observers.

2.1.2    Responsibility; Decision Making. The JDCC shall be responsible for (i) establishing and amending the European Co-Development Plan and Budget in accordance with Section 2.2; (ii) overseeing the implementation of such plan, including the preparation and submission of regulatory correspondence and filings; (iii) making the Injection Product Election in accordance with Section 3.1; (iv) overseeing the process of entering into European License(s), if such process is the Injection Product Election as defined in Section 3.1 below; (v) overseeing and monitoring Commercialization by any European Partners; (vi) overseeing publication of results from clinical studies and other Development activities; (vii) establishing and overseeing global pharmacovigilance policy for the Product, including adverse event reporting policy and procedures; and (vii) taking such other actions as are specifically allocated to the JDCC under this Agreement. Any approval, determination or other action of the JDCC shall require agreement of the members of the JDCC, with each Party having one (1) vote. Action that may be taken at a meeting of the JDCC also may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the JDCC. In the event the JDCC is unable to reach consensus on a particular matter within its jurisdiction, the matter shall be referred to executives of the Parties in accordance with Section 14.1, and if such referral does not resolve such matter, then the dispute shall be resolved via arbitration in accordance with Section 14.2.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.2    European Co-Development Plan and Budget. As soon as practicable after formation of the JDCC, the JDCC shall establish the Plan & Budget for the joint development of Injection Products in Europe. The Plan & Budget shall be comprehensive and shall fully describe the proposed activities related to ongoing formulation, process development, clinical studies and regulatory plans, and other activities and timelines directed to obtaining Regulatory Approval for Injection Products in Europe. The Parties have agreed to the summary of the initial European Co-Development Plan and Budget attached hereto as Exhibit 2.2 (the “Plan & Budget Summary”). It is understood and acknowledged that the Plan & Budget Summary defines clinical and regulatory Development activities to support filing of a MAA in Europe [***], with an aggregate European Development Cost budget of [***]. The JDCC shall review the Plan & Budget on an ongoing basis, and the Plan & Budget may be amended by approval of the JDCC from time to time as it deems necessary or appropriate.

2.3    Co-Development of Injection Products in Europe. The Parties will conduct a Development program aimed at obtaining Regulatory Approval for Injection Products in Europe on a collaborative basis in accordance with the European Co-Development Plan and Budget and this Agreement. Subject to this Section 2.3 and the Plan & Budget, Toray shall conduct the Development of Injection Products in Europe (either internally or through one or more Third Party contract service organizations) in a good and scientific manner, and in compliance in all material respect with all requirements of applicable Laws and all applicable standard laboratory and medical practices to attempt to achieve their objectives efficiently and expeditiously. Toray shall use Commercially Reasonable Efforts (by itself or through contract service organizations or other permitted Third Party licensees and sublicensees) to proceed with the work set out in the European Co-Development Plan and Budget.

2.3.1    Project Team. The Parties shall form a project team that shall report to the JDCC with respect to the Development of Injection Products in Europe, comprised of an equal number of Toray and Acologix personnel that will implement the further Development and regulatory affairs with respect to the Injection Products in accordance with the European Co-Development Plan and Budget. The JDCC shall establish appropriate operational procedures and assign responsibilities among the Parties, consistent with this Section 2.3, including without limitation the designation of an individual from each Party to serve as the primary point of contact for all matters related to Development of Injection Products in Europe, other than as set forth in Section 12.5.

2.3.2    Clinical Trial Responsibilities. It is understood and agreed that for the Injection Products, Toray shall have operational responsibility to contract with health care and clinical research service providers, manage Phase III Trials, collect clinical data, write clinical reports and update any existing clinical development reports and materials as appropriate, provided that Acologix shall have the opportunity for meaningful input and participation with Toray in such activities through the project team. [***]

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.3.3    Other Responsibilities. [***] shall have the responsibility for preparing and submitting regulatory correspondence and filings to Regulatory Authorities in Europe relating to the Injection Products, including the preparation and filing of MAAs in Europe. [***] shall (i) provide [***] a reasonable opportunity to review, comment on and consult with [***] with respect to any such materials, and (ii) consider in good faith any comments or suggestions of [***] with respect thereto. [***] shall be the owner of all regulatory filings in Europe for Injection Products, including all MAAs and Regulatory Approvals, subject to (i) [***] obligations to subsequently assign such filings to [***] or a European Partner pursuant to Sections 3.2.1 and 3.3.3, respectively; (ii) [***] right to access and reference such filings pursuant to Sections 4.2.1 and 5.3.2; and (iii) any other rights and obligations set forth in this Agreement or agreed to by the JDCC. [***]

2.4    Co-Funding Obligation. Subject to the terms and conditions of this Agreement, [***] of the European Development Costs, subject to a maximum of [***] in total payments to be borne by Acologix.

2.4.1    European Development Cost Sharing. Commencing on the Effective Date, within [***] after the end of each calendar quarter Toray shall submit to Acologix a written report and supporting documentation setting forth in reasonable detail an accounting of any authorized European Development Costs as set forth in the European Co-Development Plan and Budget that have been actually paid by Toray during such calendar quarter. Within [***] after receipt of such notice, Acologix shall reimburse Toray an amount equal to (i) [***] of the authorized European Development Costs paid by Toray set forth in such report; minus (ii) [***] of authorized European Development Costs that were actually paid by Acologix during such calendar quarter, if any. Notwithstanding the foregoing, the portion of the mass balance study described in the Plan & Budget Summary which has been performed prior to the Effective Date of this Agreement shall be deemed to be performed during the Co-Development Term for the purposes of Section 1.15, and the European Development Costs related thereto authorized in the Plan & Budget Summary actually paid by Toray prior to the Effective Date shall be deemed actually paid by Toray during the first calendar quarter after the Effective Date for the purposes of this Section 2.4.1. If Acologix pays any such authorized European Development Costs for a particular calendar quarter, concurrently with such reimbursement Acologix shall submit to Toray a written report and supporting documentation setting forth in reasonable detail an accounting of any such authorized European Development Costs. For clarity, both the amounts paid by Acologix to Toray and the amounts paid by Acologix to Third Parties shall be considered “borne by Acologix” for the purposes of the maximum total payment set forth above.

2.4.2    Confirmation of Expenditures. Upon request of either Party, the JDCC shall review expenses actually incurred by such Party against the budget for European Development Costs in the European Co-Development Plan and Budget for such expenses and

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

consider for approval any appropriate changes to such Plan & Budget. For clarity, however, any expenditures not authorized in the European Co-Development Plan and Budget or not otherwise approved by the JDCC shall not be deemed European Development Costs and shall be completely assumed by the Party incurring such expenditure. Any disputes regarding such expenditures shall be handled in accordance with Section 14.3.

2.4.3    Termination for Significant Adjustments to Plan & Budget. In general, the JDCC shall review and amend the Plan & Budget on an ongoing basis as set forth in Section 2.2, and disputes regarding any proposed amendments shall be handled in accordance with Section 14.3. If at any time during the Co-Development Term, either Party proposes a change to the Plan & Budget that would cause the aggregate authorized European Development Costs thereunder to exceed [***] the Parties shall call a special meeting of the JDCC to assess the impact of such changes on European Development Costs and the Development timeline. If the JDCC determines that (i) given the then-current business, scientific and regulatory circumstances, completion of the Development objectives set forth in the then-current Plan & Budget would: [***]; and (ii) the circumstances giving rise to conditions (a) or (b) are primarily due to unforeseen events outside Toray’s control (e.g. where such difference is primarily due to material clinical Development efforts required by a Regulatory Agency to obtain Regulatory Approval in Europe, in addition to those Development efforts anticipated in the Initial Plan & Budget); then Toray shall have the right to discontinue its Development obligations with respect to Injection Products in Europe upon written notice to Acologix.

(a)    If Acologix thereafter elects to continue the Development and Commercialization of the Injection Product in Europe, Acologix may thereafter proceed with Development and Commercialization of Products in Europe at its sole discretion and expense, in the same manner as if the Injection Product Election had been made assigning such responsibility on Acologix, provided that (i) [***].

(b)    If Acologix thereafter elects not to continue the Development and Commercialization of the Injection Product in Europe, [***].

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(c)    If Toray does not provide written notice of its election to discontinue its Development obligations within thirty (30) days of such determination by the JDCC, Toray’s Development obligations with respect to Injection Products in Europe shall continue, subject to the co-funding provisions set forth in Section 2.4.4 below.

2.4.4    Co-Funding Adjustments to Plan & Budget. Subject to Toray’s right to discontinue its Development obligations set forth in Section 2.4.3, if (i) the Plan & Budget is amended in accordance with Section 2.4.3 such that the total aggregate European Development Costs authorized thereunder exceed [***]; and (ii) Toray has used Commercially Reasonable Efforts to carry out the work set out in the Plan & Budget throughout the Co-Development Term in accordance with Section 2.3; the following shall apply:

(a)    If the difference between the total aggregate European Development Costs authorized under the Initial Plan & Budget and those authorized under the then-current Plan & Budget is primarily due to unforeseen events outside Toray’s control (e.g. where such difference is primarily due to material clinical Development efforts required by a Regulatory Agency to obtain Regulatory Approval in Europe, in addition to those Development efforts anticipated in the Initial Plan & Budget), then [***].

(b)    If the condition set forth in Section 2.4.4(a) does not apply, then [***] shall be entitled to recover an amount equal to [***] of the amount by which the total aggregate European Development Costs authorized under the then-current Plan & Budget exceed [***] (such percentage being the “Deferred Excess Amount”) in accordance with Section 7.3.3.

2.5    Reports; Records. Each Party shall keep the other Party informed of its progress and results in performing Development activities under the European Co-Development Plan and Budget. In addition, each Party shall maintain English language records of its activities under the European Co-Development Plan and Budget (including those activities of contract service organizations and other authorized licensees and agents) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of such activities. During the Term of this Agreement, the Parties shall provide each other access to the records referred to in this Section, upon reasonable request, during ordinary business hours and subject to appropriate confidentiality agreement in the event that Third Party confidential information is involved.

ARTICLE 3

COMMERCIALIZATION OF INJECTION PRODUCTS IN EUROPE

3.1    Injection Product Election. The JDCC shall oversee the process of the Commercialization of Injection Products in Europe prior to obtaining Regulatory Approval in Europe for an Injection Product, in accordance with this Section 3.1 (such determination, the “Injection Product Election”).

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.1.1    Procedure. Toray shall notify Acologix promptly upon completion of [***] (an “Election Notice”). If Acologix desires to assume Commercialization responsibility for Injection Products in Europe, then it will provide written notice thereof to the JDCC within [***] of its receipt of the Exercise Notice from Toray. The JDCC will then promptly meet to take action on the Injection Product Election. As a result of the deliberations of the JDCC after receipt of said notice from Acologix, the Injection Product Election shall be either that (i) Acologix will be assigned responsibility for Commercialization of Injection Products in Europe in accordance with Section 3.2 below, or (ii) Toray will have responsibility to exclusively license a Third Party for Commercialization of Injection Products in Europe in accordance with Section 3.3 below. In the event that Acologix provides written notice to Toray that it waives its right to assume Commercialization responsibility in Europe or if Acologix fails to timely provide notice of its desire to pursue such Injection Product Election, the Injection Product Election shall be that Toray will have responsibility to exclusively license a Third Party for Commercialization of Injection Products in Europe in accordance with Section 3.3 below.

3.1.2    Decision Making. Acologix shall present a detailed plan on Commercialization for Europe to the JDCC within [***] of receipt of the Exercise Notice from Toray. [***] For clarity, the existence of a Third Party licensee of Toray for Development pursuant to Section 5.1.3(a) (and Acologix’ consent to such arrangement) does not constitute an Injection Product Election for such Third Party to assume responsibility for Commercialization of Injection Products in Europe, although any such licensee shall not be excluded from consideration in the Injection Product Election.

3.2    Commercialization by Acologix. If Acologix is assigned responsibility by the JDCC for Commercialization of Injection Products in Europe as the Injection Product Election in accordance with Section 3.1.2, then Acologix shall proceed with such Commercialization at its sole discretion and expense in accordance with this Section 3.2.

3.2.1    Commercialization. After the First IP Approval, Acologix shall have responsibility for [***], at its sole discretion and expense in accordance with this Section 3.2. Acologix shall use Commercially Reasonable Efforts (by itself or through contract service organizations) to Commercialize one or more Injection Products in Europe. Acologix shall be responsible for the establishment and implementation of [***].

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

In addition, upon Acologix’ request Toray shall use Commercially Reasonable Efforts to provide Acologix with any data, documentation, information and materials generated or used by Toray in the Development of the Injection Product, to the extent any such materials are not already in Acologix’ possession, and to ensure orderly transition and uninterrupted Development of the Injection Product. [***]

3.2.2    Trademarks. Acologix and/or its Affiliates shall have the right to select, own, maintain and enforce Trademarks for Injection Products in Europe. In the event that Acologix desires to use for Injection Products in Europe one or more Product-specific Trademarks that are used outside Europe and owned or Controlled by Toray, Toray shall, upon Acologix’ request, grant to Acologix a royalty-free exclusive license, with the right to grant and authorize sublicenses, to use, display and enforce such Trademark(s) in connection with Injection Products in Europe, provided that Acologix will pay all registration and maintenance costs for such Trademarks in Europe and will comply with the terms of a reasonable trademark policy provided by Toray to Acologix in writing.

3.2.3    Reports; Records. Through the JDCC, Acologix agrees to keep Toray reasonably informed regarding its Development and Commercialization activities with respect to Injection Products in Europe, including by providing the JDCC with a report regarding such ongoing activities within [***] following the end of the second and fourth quarter of each calendar year. In addition, Acologix shall maintain reasonably detailed English language records of its Commercialization activities with respect to Injection Products in Europe. Upon reasonable request of Toray, Acologix agrees to allow Toray access to such records during normal business hours, upon reasonable advance notice and subject to appropriate confidentiality agreement in the event that Third Party confidential information is involved.

3.3    Commercialization by a Third Party. If in the Injection Product Election is that Toray is given responsibility for Commercialization of Injection Products in Europe, then Toray shall diligently proceed to negotiate and enter into one or more binding exclusive license agreements with Third Party Commercialization partners (each such partner a “European Partner”, and each such agreement a “European License”) in accordance with this Section 3.3. For clarity, consistent with Section 15.4 below, Toray shall not have the authority to bind Acologix to any European License or any other obligations, but it shall have the right to grant an exclusive license to one or more European Partners in accordance with this Section 3.3 and Section 5.1. [***]

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.3.1    Right of Review. Through the JDCC, Toray shall keep Acologix informed as to its progress related thereto, and it shall provide Acologix with the reasonable opportunity to consult with Toray and review and comment on ongoing negotiations between Toray and potential European Partners, to the extent reasonably practicable. Toray shall not enter into any European License without providing the basic initial proposed terms as well as a later draft thereof to Acologix for review and comment. Toray shall consider in good faith any comments or suggestions of Acologix with respect thereto, provided that Toray shall have discretion to enter into the European License unless Acologix can show that: (i) the proposed European License would unreasonably impose a material economic hardship on Acologix, or otherwise unreasonably and materially prejudice Acologix (including with respect to the structure of Sublicense Fees in the European License described in Section 7.3.3(b)); or (ii) Toray failed to act in good faith in negotiating the proposed European License. Toray shall also provide Acologix with a copy of the executed European License. It is understood however in any case Toray need not disclose to Acologix any European License terms of a confidential nature between Toray and European Partner which do not have a material adverse affect on the rights and obligation of Acologix under this Agreement.

3.3.2    Dispute. If Acologix wishes to assert any such objection, it must provide Toray with written notice thereof and simultaneously initiate arbitration thereof in accordance with Section 14.3. If Acologix does not provide written notice to Toray initiating such arbitration within [***] after the Acologix’s receipt of a copy of a proposed European License, then notwithstanding Article 14 below, Acologix shall have no further right to dispute Toray’s right to enter into such European License. For clarity, Acologix shall assert any such objection to Toray (either directly or through the JDCC), and shall not engage or contact any potential European Partner regarding the subject matter hereof without the prior written consent of Toray.

3.3.3    European Licenses. Each European License will include the following terms and conditions unless otherwise agreed by Acologix: [***] (v) additional terms and conditions that are usual and customary in the pharmaceutical industry, including without limitation representations and warranties, dispute resolution procedures, termination procedures, disposition of regulatory filings in Europe for Injection Products (including MAAs and Regulatory Approvals), disposition of inventions made and data produced by or for the parties during the term of the Agreement, obligations for the European Partner to maintain adequate English language books and records and provide both Parties with access thereto, and provisions related to the prosecution and maintenance of patent rights in Europe. The JDCC shall monitor the activities of the European Partner, and the Parties shall share the proceeds from such European License in accordance with Section 7.3.3.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.3.4    Delay in Licensing. In the event that Toray has not secured an European Partner [***] from the time Toray assume the Injection Product Election, Acologix may make certain proposals to the JDCC for possible licensing arrangements in Europe involving Acologix, and Toray will confer with Acologix thereof in good faith with a view of accomplishing Commercialization in Europe as soon as reasonably possible.

ARTICLE 4

DEVELOPMENT AND COMMERCIALIZATION IN NORTH AMERICA

4.1    Development and Commercialization of Products. Acologix shall have responsibility for Development and Commercialization of Products in North America at its sole discretion and expense in accordance with this Article 4.

4.1.1    Commercially Reasonable Efforts. Acologix shall use Commercially Reasonable Efforts (by itself or through contract service organizations or other permitted Sublicensees) to Develop and Commercialize one or more Products in North America. Without limiting the foregoing, Acologix shall use Commercially Reasonable Efforts to [***]; provided that (a) all documents, filings and other information reasonably necessary for Acologix to achieve such deadline shall be provided by Toray in accordance with Section 4.2 below; (b) the Parties enter into a Supply Agreement for such purposes, and Toray fulfills its Manufacturing and supply obligations related thereto, in each case in accordance with the timelines and other provisions of Article 6 below; and (c) Phase III Trials of the Injection Product in Europe are initiated no later than [***] in accordance with the European Co-Development Plan and Budget. As used in subsection (i) above, “initiate” means the filing of a separate IND by Acologix referencing the existing IND of Toray (or updating Toray’s existing IND if Acologix assumes such IND in accordance with Section 4.2.1(a)).

4.1.2    Responsibilities. Acologix shall be responsible for the establishment and implementation of the strategy, plans and budgets for marketing and promotion of Products in North America, including without limitation establishing and managing marketing, promotion, and distribution capabilities. [***]

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.2     Transfer of Data and Documentation. Toray shall cooperate fully with Acologix and shall provide Acologix with all data, documentation, information and materials generated or used by Toray in the research, development, production or other exploitation of the Compound and Products in accordance with this Section 4.2.

4.2.1    Transfer.

(a)    During the [***] period following the Effective Date Toray shall provide Acologix with one (1) electronic or paper copy in the English Language of all documents, data or other information Controlled by Toray as of the Effective Date to the extent that such documents, data and information are (i) subject to the Toray Know-How license under Section 5.1; and (ii) reasonably necessary for the Development, Manufacture (subject to Article 6) or Commercialization of the Compound or Products in North America. In particular, Toray shall grant to Acologix the right to access and reference any documents (including but not limited to all INDs and NDAs and other regulatory filings) that are available to Toray and reasonably necessary for the Development or Commercialization of the Compound or Products in North America, whether such documents relate to Development activities in North America or otherwise. Such documentation shall not be used by Acologix for any purpose other than Development, Manufacture (subject to Article 6) and Commercialization of the Compound and Products in accordance with this Agreement. Toray shall be responsible for the cost of providing one (1) set of copies only. Any and all such materials delivered to Acologix pursuant to this Section 4.2 are and shall remain the property of Toray, provided that all such material shall be treated as being Confidential Information of both Parties, and shall be subject to Acologix’ rights in and to such material as otherwise set forth in this Agreement. If Acologix desires to assume Toray’s existing IND rather than file a separate IND referencing such existing IND, Toray agrees to discuss such assumption in good faith. The Parties agree that, consistent with the exclusive license granted under Section 5.2, during the term in which such license is in effect: (i) Toray shall not undertake any further Development activities in North America (under authority of Toray’s existing IND or otherwise); and (ii) Toray shall not engage or correspond with Regulatory Authorities in North America without prior written approval of Acologix. Toray shall not engage or correspond with the FDA regarding Toray’s existing IND other than as requested or otherwise required by the FDA, and Toray shall not undertake any such correspondence without prior written approval by Acologix, not to be unreasonably withheld. Notwithstanding anything to the contrary in this Section 4.2.1(a), under no circumstances will Toray be obligated to disclose CMC information included in any regulatory filings that is Confidential Information of Toray.

(b)    Subject to Sections 4.2.1(c) and (d) below, each Party agrees to share [***] all data and information generated in or used for Development of Products in Europe or North America upon written request from the other Party, to the extent the disclosing Party has the right to provide such access. Any data or information so disclosed shall be deemed the Confidential Information of the disclosing Party, and the receiving Party shall be authorized to use such data solely for the Development and Commercialization of Products in Europe and North America as otherwise permitted under this Agreement.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(c)    The Parties agree that at Acologix’ request, Toray shall provide Acologix reasonable access to all data generated in or used for Development of Products outside Europe or North America, to the extent Toray has the right to provide such access, under payments and other terms to be negotiated between the Parties in good faith. Any data or information so disclosed shall be deemed the Confidential Information of Toray, and the Acologix shall be authorized to use such data solely for the Development and Commercialization of Products in Europe and North America as permitted under this Agreement.

(d)    The Parties agree that at Toray’s request, Acologix shall further authorize Toray to use the data and information disclosed in Section 4.2.1(b) for the Development and Commercialization of Products outside Europe and North America, to the extent Acologix has the right to do so and under payments and other terms to be negotiated between the Parties in good faith.

4.2.2    Technical Assistance. Upon reasonable request by Acologix, Toray shall reasonably cooperate with Acologix to provide technical assistance with respect to Development of Products in North America. Such cooperation shall include, without limitation, providing Acologix with reasonable access by teleconference or in person at Toray’s facilities (subject to Toray’s customary rules and restrictions with respect to site visits by non- Toray personnel) to Toray personnel involved in the research and development of the Compound and Products to provide Acologix with a reasonable level of technical assistance and consultation in connection with the transfer of the Toray Know-How. Technical assistance with regard to Manufacturing shall be subject to Article 6 below in addition to this Section 4.2.2.

4.2.3    Additional Materials. If at any time during the term of this Agreement Acologix identifies particular documents, data or information that are within the Toray Know-How, but were not previously delivered to Acologix, and that are reasonably necessary for the continued Manufacture (subject to Article 6), Development or Commercialization of the Compound or Products (including without limitation materials requested in connection with an audit or other inquiry by a Regulatory Authority), Toray shall promptly provide such material to Acologix upon request. Without limiting the terms and conditions of this Section 4.2, Toray shall use reasonable efforts to implement the provisions of this Section 4.2 and to ensure orderly transition of materials reasonably necessary for the Development and Commercialization of the Compound and Products in North America.

4.3    Trademarks. Acologix, its Affiliates and/or its Sublicensees shall have the right to select, own, maintain and enforce Trademarks for Products in North America. In the event that Acologix desires to use for Products in North America one or more Product-specific Trademarks that are used outside North America and owned or Controlled by Toray, Toray shall, upon Acologix’ request, grant to Acologix a royalty-free exclusive license, with the right to grant and authorize sublicenses, to use, display and enforce such Trademark(s) in connection with Products in North America, provided that Acologix will pay all registration and maintenance costs for such Trademarks and will agree to comply with the terms of a reasonable trademark policy provided by Toray to Acologix in writing.

4.4    Reports; Records. Through the JDCC, Acologix agrees to keep Toray reasonably informed regarding its Development and Commercialization activities with respect to Products in North America, including by providing the JDCC with reports regarding such ongoing activities within [***] following the end of the second and fourth quarter of each calendar year. In addition, Acologix shall maintain reasonably detailed English language records of its Development and Commercialization activities with respect to Products in North America. Upon reasonable request of Toray, Acologix agrees to allow Toray access to such records during normal business hours, upon reasonable advance notice and subject to appropriate confidentiality agreement in the event that Third Party confidential information is involved.

4.5    Development Product Supply. Subject to the terms and conditions of Article 6, Toray will supply reasonable quantities of Product to Acologix for use in North American Development [***] and otherwise in accordance with the Supply Agreement.

ARTICLE 5

LICENSES AND COVENANTS NOT TO COMPETE

5.1    Injection Products in Europe. Subject to the terms and conditions of this Agreement, Toray hereby grants to Acologix a co-exclusive license under the Toray Patent Rights and Toray Know-How to research, Develop, Manufacture (subject to Article 6) use, import, offer for sale, sell and otherwise exploit Injection Products in Europe for any purpose, provided that if Acologix is assigned responsibility for Commercialization of Injection Products in Europe pursuant to Section 3.1, the license shall convert to an exclusive license as set forth in Section 5.1.2(a).

5.1.1    Development Co-Exclusivity. Prior to the First IP Approval, each Party shall practice its co-exclusive rights under the Toray Patent Rights and Toray Know-How with respect to Injection Products in Europe solely in the performance of its Development activities under Section 2.3 in accordance with the European Co-Development Plan and Budget. In addition, prior to the First IP Approval Toray shall not, and shall not have the right to, grant to any Third Party any license or rights under the Toray Patent Rights and Toray Know-How with respect to Injection Products in Europe except as set forth in Section 5.1.3.

5.1.2    Commercialization Exclusivity.

(a) If Acologix is assigned responsibility for Commercialization of Injection Products in Europe in the Injection Product Election, Acologix shall have the sole right to Commercialize Injection Products in Europe. Accordingly, upon such Injection Product Election the co-exclusive license granted to Acologix in Section 5.1 shall be converted to an exclusive license even with respect to Toray (other than as reasonably necessary for Toray’s ongoing Development activities under the European Co-Development Plan and Budget), and thereafter Toray shall not, and shall not have the right to, grant to any Third Party any further rights under the Toray Patent Rights and Toray Know-How with respect to Injection Products in Europe.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(b) If Toray assumes responsibility for Commercialization of Injection Products in Europe by licensing to a Third Party in accordance with Article 3 above, upon such Injection Product Election the co-exclusive license rights held by Toray pursuant to Section 5.1 shall be converted to an exclusive Toray Commercialization license even as to Acologix, other than as reasonably necessary for Acologix’ ongoing Development activities under the European Co-Development Plan and Budget, and thereafter Acologix shall not have any further rights under the Toray Patent Rights and Toray Know-How with respect to Injection Products in Europe.

5.1.3    License and Sublicense Grants.

(a)    Prior to the initiation of the Injection Product Election process described in Section 3.1.1, Toray shall have the right, upon written consent from Acologix (not to be unreasonably withheld or delayed), to grant a license to the [***] (without the right to grant further sublicenses) to assume a portion of Toray’s Development responsibilities under Section 2.3. Each Party shall have the right to grant licenses under the Toray Patent Rights and Toray Know-How to contract service organizations and similar Third Parties to the extent reasonably necessary for such Party to exercise its rights or perform its obligations under Section 2.3 (to the extent anticipated by the European Co-Development Plan and Budget) and Article 6.

(b) If the Injection Product Election results in Toray having responsibility for Commercialization of Injection Products in Europe, then Toray shall have the right to grant to European Partner(s) appropriate rights under Toray Patent Rights and Know-How necessary for the European Partner to effectively Commercialize Injection Products in Europe.

(c)    Any license grant under this Section 5.1.3 shall be subject to the following: (i) such license agreement shall refer to this Agreement and shall be subordinate to and consistent with the terms and conditions of this Agreement; and (ii) the granting Party shall remain responsible for the performance of this Agreement (including without limitation the provisions of Articles 6 and obligations to participate in the JDCC and use Commercially Reasonable Efforts with respect to Development of Injection Products in Europe).

5.2    Products in North America. Subject to the terms and conditions of this Agreement, Toray hereby grants to Acologix an exclusive license under the Toray Patent Rights and Toray Know-How, with the right to grant and authorize sublicenses, to research, Develop, make and have made (subject to Article 6), use, import, offer for sale, sell and otherwise exploit and Commercialize Products in North America for any purpose.

5.3    Option for Topical/Oral Products in Europe. Subject to the terms and conditions of this Agreement, Toray hereby grants to Acologix an exclusive option to obtain an exclusive license under the Toray Patent Rights and Toray Know-How in the Option Field (the “European Option”) in accordance with this Section 5.3.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.3.1    European Option. The European Option shall exist for a period beginning on the Effective Date and expiring on the later of: (i) the [***] of the Effective Date, and (ii) the date that is [***] after the termination of the Existing Preferential Rights. The European Option shall automatically expire after such period if not exercised by Acologix within such period, or extended by written agreement of the parties. Acologix shall be deemed to have exercised its European Option hereunder upon written notification to Toray.

5.3.2    Grant of Rights. Upon exercise by Acologix of the European Option, Toray shall grant to Acologix an exclusive license under the Toray Patent Rights and Toray Know-How to research, Develop, make and have made (subject to Article 6), use, import, offer for sale, sell and otherwise exploit and Commercialize Topical/Oral Products in the Option Field, as the Option Field may be amended from time to time pursuant to Section 5.4. In addition, Toray shall grant to Acologix the right to access and reference any documents (including but not limited to all INDs and NDAs and other regulatory filings) that are available to Toray and reasonably necessary for the Development or Commercialization of the Topical/Oral Products in the Option Field. [***]

5.3.3    Trademarks. Upon exercise by Acologix of the European Option, Acologix, and/or its Affiliates shall have the right to select, own, maintain and enforce Trademarks for Topical/Oral Products in the Option Field in Europe. In the event that Acologix desires to use for Injection Products in Europe one or more Product-specific Trademarks that are used outside such field and/or territory and owned or Controlled by Toray, Toray shall, upon Acologix’ request, grant to Acologix a royalty-free exclusive license, to use, display and enforce such Trademark(s) in connection with Topical/Oral Products in the Option Field in Europe, provided that Acologix will pay all registration and maintenance costs for such Trademarks and will agree to comply with the terms of a reasonable trademark policy provided by Toray to Acologix in writing.

5.4    Topical/Oral Products in the Reserved Field. It is understood and acknowledged that in an existing agreement between Toray and the [***], Toray has granted certain preferential rights with respect to the Development and Commercialization of [***] (the “Existing Preferential Rights”). Toray shall promptly notify Acologix in writing if at any time during the term of this Agreement the Existing Preferential Rights procedure is terminated or expired, whether through any action or inaction of the [***], and whether by the terms of the Existing Preferential Right as it exists as of the Effective Date or via amendment of the agreement between Toray and the [***]. Immediately upon such termination or expiration, the Option Field under this Agreement shall automatically expand to include the Reserved Field, without further action or election by either Party, whether or not Acologix has previously exercised the European Option.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.5    Acologix License. Subject to the terms and conditions of this Agreement, Acologix hereby grants to Toray a non-exclusive, royalty-free license under the Acologix Patent Rights, with the limited right to sublicense solely as set forth in this Section 5.5, to research, Develop, use, import, offer for sale, sell and otherwise exploit (i) Products outside North America and Europe; and (ii) Injection Products in Europe in the event that the Injection Product Election provides for Toray to assume responsibility for Commercialization of Injection Products in Europe by licensing to a Third Party. Toray shall have the right to sublicense (a) the rights granted in subsection (i) in the preceding sentence to a bona fide collaboration partner; and (b) the rights granted in subsection (ii) in the preceding sentence to a European Partner; provided in each case that the respective sublicensee shall not have the right to grant any further sublicenses. For the purposes of the foregoing, “Acologix Patent Rights” means those claims in Patent Rights Controlled by Acologix during the Term of this Agreement that are specifically directed to or specifically refer to the Compound and/or Products, to the extent such Patent Rights are directed at an invention that is conceived and reduced to practice by Acologix in the course of the Development of Products in accordance with and during the term of this Agreement.

5.6    Covenants Not to Compete. Each of Toray and Acologix hereby covenant that for a period of [***] after the Effective Date, it will not (by itself or through authorization of, or collaboration with, others) (i) conduct any Phase II Trials or Phase III Trials for purposes of seeking Regulatory Approval of a Competitive Product in Europe or North America; or (ii) market, sell or promote any Competitive Product in Europe or North America; in each case without the prior written consent of the other Party. For the purposes of this Section 5.6, “Competitive Product” means a kappa opioid agonist or other compound directed at treating pruritus in humans; provided that neither the Compound nor any product Developed in Acologix’ MEPE/phosphatonin program shall be deemed a Competitive Product.

5.7    No Other Rights; No Implied Licenses. Only the licenses granted or retained pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

ARTICLE 6

SUPPLY

6.1    Manufacturing and Supply. During the term of this Agreement and subject to the terms and conditions hereof, Toray shall Manufacture and supply Products to Acologix and its Sublicensees for North America in accordance with the terms and conditions of this Article 6 for the purposes of Development and Commercialization of Products in Europe and North America, and Acologix agrees to source all of its requirements for Products from Toray, except as otherwise provided in Section 6.7 below.

6.2    Definitive Supply Agreements. It is understood and acknowledged that the Parties intend to enter into definitive supply agreements for Development and Commercialization of Products in each of Europe and North America (each, a “Supply Agreement”). Accordingly, the Parties shall negotiate in good faith and use diligent efforts to enter into each of such Supply

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Agreements prior to [***]. It is understood and agreed that the Supply Agreements shall at a minimum contain the terms and conditions contained and referenced in this Article 6, along with such other terms and conditions as are agreed by the Parties and usual and customary in the pharmaceutical industry, including without limitation [***]. In the period prior to execution of a definitive Supply Agreement in a particular Region, however, Toray shall Manufacture and supply Products to Acologix in the quantities set forth on firm orders submitted by Acologix in accordance with Section 6.3, subject to the terms and conditions of this Article 6.

6.3    Forecasts/Orders.

6.3.1    Acologix shall provide Toray with an estimate of the volume of Products to be ordered in the first four quarters of commercial supply of Products (i.e. the four consecutive calendar quarters beginning with the calendar quarter in which Acologix makes its first commercial sale) (the “First Year”) within [***] after (i) Acologix or its Sublicensee files the first NDA for a Product in North America; or (ii) Acologix files the first MAA for a Product in Europe if Acologix is assigned responsibility by the JDCC for Commercialization of Injection Products in Europe, whichever is earlier. Acologix shall have the right to update that First Year forecast [***].

6.3.2    Acologix shall provide its first firm order by no later than [***] before the anticipated first Sales of the Product. Upon placement of the first firm order by Acologix, the Parties shall be bound to the then-current forecast for the First Year (the “First Year Forecast”) as set forth in this Section 6.3.2, provided that the First Year Forecast shall not take into account any update provided by Acologix after the date that is [***] prior to placement of the first firm order. Over the course of the First Year, Acologix shall be obligated to place firm orders for no less than [***] of the First Year Forecast. Toray shall be obligated to accept and fulfill any firm orders placed by Acologix to the extent the total of such firm orders in the First Year do not exceed [***] of the First Year Forecast, and Toray shall use best efforts to fulfill any amounts ordered by Acologix in excess of such amount.

6.3.3    Beginning with the calendar quarter in which Acologix places its first firm order, within [***] after the end of each calendar quarter Acologix shall provide a rolling four quarter estimate of the volume of Products to be order by Acologix (the most recent estimate, the “Annual Forecast”). The Parties shall determine appropriate procedures and binding terms and conditions related to the Annual Forecast in the Supply Agreements.

6.4    Precedence. No provision on purchase order forms which may purport to impose different conditions upon Acologix or Toray, nor any other modification of this Agreement, will be of any force and effect, unless set forth in a writing referencing this Agreement and signed by authorized representatives of both Parties claimed to be bound thereby. In the event of any

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ambiguities or inconsistencies between this Agreement and any such forms or conditions of sale, the terms of this Agreement shall govern.

6.5    Pricing and Payment. Except as otherwise provided herein in respect to Products used in Development, the applicable price to be paid by Acologix and its North American Sublicensees for Products and/or Drug Substance supplied by Toray hereunder (the “Purchase Price”) during the Term shall be [***] of Product and [***] of Drug Substance. These Purchase Prices shall mean the ex-factory prices which do not include any freight charges, duties or freight insurances. Payment shall be due within [***] from the date of issuance of the applicable invoice to Acologix, or from the date of delivery of the Products and/or Drug Substance for which such invoice pertains, whichever is later.

6.6    Supply Elections in North America. With respect to supply of Products for Commercialization in North America, Acologix or its North American Sublicensee shall have the right but not the obligation, in its sole discretion, to elect at any time to purchase Drug Substance from Toray rather than finished Products. Acologix or its North American Sublicensee shall thereafter be free to exercise its right to formulate Products from Drug Substance purchased from Toray or have Products formulate from such Drug Substance, in each case for use or sale in North America during the Term of this Agreement. At any time after Acologix’ first IND in North America, upon request of Acologix, Toray shall grant a royalty-free license for formulation technology; provided that Acologix will pay the cost to transfer such formulation technology.

6.7    Backup Supply Storage. In order to protect against possible interruption in supply of Products to Acologix and/or any European Partner, Toray agrees to provide quantities of Drug Substance in GMP-qualified storage sites in accordance with the following arrangements.

6.7.1    Storage Sites and Amounts.

(a)    At its cost and expense, Toray agrees to arrange for [***] geographically distant GMP-qualified storage sites which will be ready for storage of Drug Substance no later than the date: (i) that JDCC determination is made with respect to the Injection Product Election; or (ii) of first commercial sale of Products in North America, whichever occurs first. Throughout the term of this Agreement, Toray will maintain at its own cost and expense a stock of Drug Substance in those sites in an amount equal to [***] the quantity of Drug Substance required to Manufacture the then-current Annual Forecast(s) of Acologix and similar annual forecast of any European Partners. Such stock shall be maintained in substantially equal quantities [***]. In addition, Acologix may elect to operate [***] GMP-qualified facility in North America at its own cost and expense to maintain a stock of Drug Substance in the quantity required to Manufacture the then-current Annual Forecast of Acologix. Within [***] of Acologix’ request therefor, Toray shall: (i) supply Acologix at the prices set forth in Section 6.5 with sufficient quantity Drug Substance to establish such stock of Drug Substance in the North American facility; and (ii) thereafter supply Acologix with Drug Substance to maintain a sufficient stock to Manufacture Acologix’ latest Annual Forecast

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

throughout the Term of this Agreement, until such time as Products are being Manufactured by a Second Source under Acologix’ control pursuant to Section 6.7.2. The Supply Agreement will set forth appropriate provisions governing the responsibilities of Acologix in respect to damage to or loss of any such Drug Substance.

(b)    Toray may withdraw Drug Substance from the storage sites for use in supply of Compound and formulation of Products being sold to Acologix and to a European Partner. Toray will replace such withdrawn Drug Substance to maintain the agreed upon storage levels. The storage levels will fluctuate annually in accordance with each new Annual Forecast.

6.7.2	Second Source.

(a)    In connection with the commencement of Product launch in North America, Acologix may request Toray to consider providing for a second production source (the “Second Source”) for Drug Substance. Toray will discuss such matter in good faith with Acologix. If the Parties reach agreement on (i) the need for such Second Source; and (ii) which Party shall control such Second Source, then unless otherwise agreed by the Parties, Acologix shall bear the cost of transferring all reasonably necessary Manufacturing technology from Toray to the Second Source if Acologix is responsible for the Second Source, and Toray shall bear such cost if Toray is responsible for the Second Source. In the event that Toray wishes to change the Manufacturing process for Products and/or Drug Substance, such change of Manufacturing process shall be discussed in the JDCC. The further details shall be determined in Supply Agreement.

(b)    If the Parties are unable to agree on either the need for a Second Source or which Party shall control such Second Source, then upon Acologix’ request the Parties will increase the total amount of stored Drug Substance at the various storage facilities to a total amount of [***] the quantity of Drug Substance required to Manufacture the then-current Annual Forecast(s) of Acologix and similar annual forecast of any European Partners, with no less than [***] supply at the North American storage facility under Acologix’ control and the remaining stock maintained in Toray’s facilities at Toray’s cost and expense.

(c)    In the event that Toray either (i) fails to supply Drug Substance in accordance with its obligations hereunder; or (ii) fails to maintain Drug Substance inventory levels in the storage facilities as required by this Section 6.7; and fails to cure such failure for a period in excess of [***] under circumstances where Acologix has reasonable apprehension that such failures will continue, then Acologix shall have the right to initiate a Second Source upon written notice to Toray. Upon Acologix’ request, Toray will license without consideration a Second Source selected by Acologix and reasonably acceptable to Toray to Manufacture Drug Substance and formulate Product. The provisions of sub-section (c) hereinabove will apply hereto in respect to technology assistance, provided that in this instance such assistance will be at Toray’s cost and expense.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.8    Records. Toray shall maintain all records necessary to evidence compliance with all of its obligations under this Agreement in a language acceptable by the appropriate Regulatory Agency, including without limitation compliance with all Regulatory Requirements. All such records relating to the Manufacture of the Drug Substance and/or Products shall be maintained for a period of not less than [***] from the date of expiration of each batch of Drug Substance and/or Products to which such records pertain, or such longer period as may be required by applicable Laws. Prior to the destruction of any record, Toray shall give written notice to Acologix, which shall have the right to request, receive and retain such records with no further compensation to Toray upon good cause shown for the need thereof.

6.9    Audit. Each Party (the “Audited Party”) shall permit the other Party (the “Auditing Party”) and/or the Auditing Party’s authorized representative or consultant reasonably acceptable to the Audited Party to enter the Audited Party’s premises, during normal business hours and upon advance notice to audit and verify compliance by the Audited Party with applicable regulatory requirements with respect to the Products (including any Regulatory Approvals) and correct and safe Manufacturing, distribution and storage of the Products. Such audit right shall include, without limitation, the right to examine any internal procedures or records of the Audited Party. The Audited Party shall give all necessary and reasonable assistance for a full and correct carrying out of the audit.

6.9.1     Related Parties. Each Audited Party shall use diligent efforts to secure for the Auditing Party the rights set forth in this Section 6.9 from the Audited Party’s distributors, contract manufacturers, subcontractors and Affiliates for the Compound and/or Products (a “Related Party”), as if such Related Party were an Audited Party. In the event a Party is unable to secure such rights from a Related Party, such Party agrees to secure such rights for itself despite such diligent efforts, and if requested by the Auditing Party, shall exercise such rights on behalf on the Auditing Party and fully report the results thereof to the Auditing Party.

6.9.2    Regulatory Inspections. Each Party and its Related Parties shall cooperate with the other Party to permit inspections and/or audits by Regulatory Authorities in connection with applying for or maintaining Regulatory Approvals or compliance with Regulatory Requirements. In the event that any Regulatory Authority or other competent authority carries out or gives notice of its intention to carry out any inspection or audit of a Party or its Related Party or otherwise takes any action in relation to the Products, such Party or Related Party shall immediately notify the other Party in full details and shall use reasonable efforts to ensure that the other Party shall have the right to assist in preparations for, be present at and to participate in any such inspection or audit. In addition, each Party and its Related Parties shall provide to the other Party, upon request from said other Party, with reports of inspections relating to the Products or general Manufacturing concerns (i.e. facility compliance and the like) by Regulatory Authorities.

6.9.3    Drug Master File. Toray shall be responsible for obtaining, in its name and at its cost and expense, all necessary Regulatory Authority approvals required to Manufacture and deliver Compound and Product to Acologix and any North American

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Sublicensee. Toray shall file the Drug Master File for Compound and Product with the FDA for North America no later than [***] and shall maintain the Drug Master File throughout the Term of this Agreement. To the extent required to support Regulatory Requirements of a Product for North America and for Europe if Acologix has the Injection Product Election, Acologix shall have reference rights to use the safety, Manufacturing and other data in such drug master file. Each Party shall be entitled to have the government or Regulatory Authorities cross-reference the information contained in any dossier for a Product filed in any country as may be necessary to obtain and maintain the Regulatory Requirements on a Product in any other country. Except as expressly set forth in this Agreement or as Toray may otherwise agree in writing, Acologix shall not have any right to have the information contained in the drug master file maintained by Toray for the Product.

ARTICLE 7

PAYMENTS

7.1    Upfront Payments and Equity Issuance.

7.1.1    Equity Issuance. Within sixty (60) days of the Effective Date, Acologix will issue to Toray, upon the terms and conditions set forth in the Equity Agreements, one hundred thousand (100,000) shares of Acologix Preferred Stock. Acologix shall make Commercially Reasonably Efforts to include Toray as a Party to the existing Investors’ Rights Agreement, as a part of the Equity Agreements. Such shares shall have an aggregate value of Two Hundred Sixty Thousand Dollars ($260,000) based on a price of $2.60 per share, which share price represents the price per share of Preferred Stock issued and sold in Acologix’ most recent Series B financing and does not necessarily reflect the current fair market value of such stock. For the purpose of this Section 7.1.1, “Equity Agreements” shall mean Stock Purchase Agreement, Investors’ Rights Agreement, and Amended and Restated Certificate of Incorporation.

7.1.2    European Technology Access Fee. Acologix shall pay to Toray a European technology access fee of [***], payable in accordance with this Section 7.1.2. Within five (5) Business Days of the Effective Date, Acologix shall pay to Toray a portion of such European technology access fee equal to [***]. Thereafter, Acologix shall pay to Toray the remaining [***] of such European technology access fee upon the earlier of (i) March 31, 2006; and (ii) the date that is five (5) Business Days after Acologix closes its first Qualified Equity Financing.

7.1.3    North American Technology Access Fee. Acologix shall pay to Toray a North American technology access fee of [***] within five (5) Business Days after Acologix closes its first Qualified Equity Financing, provided that if Acologix has not closed a Qualified Equity Financing by March 31, 2006, Acologix shall pay to Toray a portion of such North American technology access fee equal to [***] on or before March 31, 2006, and the remaining [***] of such North American technology access fee on or before December 31, 2006.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.2    Development Milestones.

7.2.1    European Development Milestones. Acologix shall make milestone payments to Toray in the amounts set forth in the table below within [***] of the achievement of each of the milestones set forth therein.

European Development Milestone	Milestone Payment

1. Regulatory Approval by the EMEA of a first Product:	[***]

2. Regulatory Approval by the EMEA of a second Product:	[***]

For clarity, a Regulatory Approval by the EMEA shall not be deemed to be “of a second Product” if (i) such Product is in the same formulation (i.e. Injection Product or Topical/Oral Product) as the first Product; or (ii) such Regulatory Approval permits Acologix and/or its Sublicensees to market and sell such Product for any of the same indications as the Regulatory Approval for the first Product. Notwithstanding the foregoing, the European Development Milestones set forth above shall not be deemed achieved: (i) with respect to an Injection Product, in the event that a European License has been granted to such Injection Product prior to such Regulatory Approval; and (ii) with respect to a Topical/Oral Product, unless Acologix has exercised the European Option prior to such Regulatory Approval, and such Regulatory Approval permits Acologix and/or its Sublicensees to market and sell such Topical/Oral Product for an indication in the Option Field.

7.2.2 North American Development Milestones. Acologix shall make milestone payments to Toray in the amounts set forth in the table below within [***] of the achievement of each of the milestones set forth therein:

North American Development Milestone	Milestone Payment

1. Filing of an IND with the FDA for an Injection Product	[***]

2. Initiation of Phase III Trials for an Injection Product:	[***]

3. Regulatory Approval by the FDA of a first Product:	[***]

4. Regulatory Approval by the FDA of a second Product:	[***]

Acologix shall be obligated to pay the foregoing North American Development Milestones whether achieved by Acologix or by its Sublicensee. For clarity, a Regulatory Approval by the FDA shall not be deemed to be “of a second Product” if (i) such Product is in the same

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

formulation (i.e. Injection Product or Topical/Oral Product) as the first Product; or (ii) such Regulatory Approval permits Acologix and/or its Sublicensees to market and sell such Product for any of the same indications as the Regulatory Approval for the first Product.

7.2.3    Single Milestones. It is understood and agreed that the payments under this Section 7.2 shall be due only once, upon the first instance of the development milestone events described in the tables above. Accordingly, if for example Acologix makes one or more of the payments due under Section 7.2.2 with respect to achievement by Acologix or its Sublicensee of the corresponding milestones, and then subsequently achieves the same development milestone again (e.g. by filing another IND or initiating another Phase III Trial with respect to the same or a different Product), Acologix shall not be obligated to make any additional milestone payment.

7.3    Products in Europe.

7.3.1    Net Sales by Acologix and its Affiliates. If Acologix is assigned responsibility for Commercialization of Injection Products in Europe in the Injection Product Election, subject to Sections 7.3.2 and 7.5, during the royalty term set forth in Section 7.5.1 below Acologix shall pay to Toray a royalty on Net Sales by Acologix and its Affiliates of Products in Europe equal to the percentage of such Net Sales set forth below:

Annual Net Sales	Royalty on Net Sales

Portion of annual Net Sales of Injection Products in Europe up to [***]:	[***]

Portion of annual Net Sales of Injection Products in Europe over [***]:	[***]

For purposes of the foregoing and Section 7.4.1 below, “annual Net Sales” shall mean, for a particular Product, the Net Sales of such Product by Acologix and its Affiliates in a particular calendar year in the specified territory.

7.3.2    Royalty Reduction for Topical/Oral Product Competition.

Notwithstanding the provisions of Section 7.3.1 above, if there is Topical/Oral Product Competition in Europe in any calendar quarter, the applicable royalty rate under Section 7.3.1 on Net Sales by Acologix and its Affiliates of Products in Europe shall thereafter be [***] or [***], as the case may be, in respect to diminution of unit sales volumes equal to 25% and 50%, respectively, as described below. For the purposes of this Section 7.3.2 and Section 7.3.3 below, “Topical/Oral Product Competition” means that (i) Regulatory Approval is obtained for a Competing T/O Product in Europe; and (ii) unit sales volume of Injection Products in Europe in such calendar quarter are reduced by at least twenty five percent (25%) or fifty percent (50%), respectively, as compared to the unit sales volume of Injection Products in Europe in any of the

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

prior [***], in each case as such sales volume is measured by IMS Health or its successor. For the purposes of this Section 7.3.2, “Competing T/O Products” means Topical/Oral Products that are not sold by Acologix pursuant to Section 5.3. It is understood and acknowledged that the royalty rate reductions described in this Section 7.3.2 shall not be triggered by the applicable reduction in unit sales volume in a calendar quarter, if during such calendar quarter Acologix has failed to use Commercially Reasonable Efforts in accordance with Section 4.1.1.

7.3.3    European Sublicensee.

(a)    If the Injection Product Election provides for Toray to be responsible for Commercialization of Injection Products in Europe by license to a European Partner, Toray shall pay Acologix a percentage of Sublicense Fees received by Toray from European Partners pursuant to European Licenses in each calendar quarter such that Acologix receives the Acologix Partner Percentage specified in Section 7.3.3(b) of all Sublicense Fees received by Toray from European Partners in such each calendar quarter.

(b)    The “Acologix Partner Percentage” shall be (i) [***] with respect to Sublicense Fees received by Toray in the form of upfront license fees and lump-sum payments based on achievement of Development milestones; and (ii) [***] with respect to Sublicense Fees received by Toray in the form of running royalties, lump-sum payments based on achievement of Development milestones and other Sublicense Fees. Notwithstanding the foregoing, in the event that there is a Deferred Excess Amount pursuant to Section 2.4.4(b), the Acologix Partner Percentage shall be (i) [***] with respect to Sublicense Fees received by Toray in the form of upfront license fees and lump-sum payments based on achievement of Development milestones; and (ii) [***] with respect to Sublicense Fees received by Toray in the form of running royalties, lump-sum payments based on achievement of Development milestones and other Sublicense Fees, until such time as the Cumulative Repayment Amount is equal to the Deferred Excess Amount. Thereafter, the Acologix Partner Percentage shall be as set forth in the first sentence of this Section 7.3.3(b) with respect to Sublicense Fees subsequently received by Toray.

(c)    The “Cumulative Repayment Amount” means the cumulative amount by which Sublicense Fees received by Acologix under this Section 7.3.3 at an Acologix Partner Percentage described in the second sentence of Section 7.3.3(b) are exceeded by the Sublicense Fees that Acologix would have received under this Section 7.3.3 at an Acologix Partner Percentage described in the first sentence of Section 7.3.3(b).

7.4    Products in North America.

7.4.1    Net Sales by Acologix and its Affiliates. Subject to Section 7.5, Acologix shall pay to Toray a royalty on Net Sales by Acologix and its Affiliates of Products in North America equal to the percentage of such Net Sales set forth below:

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Annual Net Sales	Royalty on Net Sales

Portion of annual Net Sales of Products in North America up to [***]:	[***]

Portion of annual Net Sales of Products in North America over [***]:	[***]

7.4.2    Acologix Sublicensees. Subject to Section 7.5, Acologix shall pay to Toray a royalty on Net Sales of Products in North America by Acologix’ Sublicensees equal to [***] of such Net Sales.

7.5    Additional Terms.

7.5.1    Royalty Term. The royalties due pursuant to Section 7.3.1 above shall be payable on a country-by-country and Product-by-Product basis commencing on the First Commercial Sale in Europe and continuing until the later of: (i) the expiration of the last Valid Claim of the Toray Patent Rights Covering such Product in such country, or (ii) the [***] anniversary of the First Commercial Sale of such Product in Europe. The royalties due pursuant to Section 7.4 above shall be payable on a country-by-country and Product-by-Product basis commencing on the First Commercial Sale in North America and continuing until the later of: (i) the expiration of the last Valid Claim of the Toray Patent Rights Covering such Product in such country, or (ii) the [***] anniversary of the First Commercial Sale of such Product in North America; provided that in any country for which Toray has provided notice to Acologix of an abandonment, such royalty term shall terminate in all cases upon expiration of the last Valid Claim of the Toray Patent Rights Covering such Product in such country.

7.5.2     Third Party Royalty Payments. If (i) Acologix or its North American Sublicensee is required to obtain a license from any Third Party under Patent Rights covering a Product in order to import, use or sell such Product, in its reasonable judgment or pursuant to a ruling of a court of competent jurisdiction; and (ii) Acologix (or its North American Sublicensee) is required under such license to pay to such Third Party license fees, milestone payments, or royalties calculated on Net Sales of such Product, then the amount of Acologix’ royalty obligations under Section 7.3 or 7.4 hereof, as applicable, shall be reduced by [***] of the amount of such license fees, milestone payments or royalties paid to such Third Party, provided however, that (A) the royalties payable in any calendar quarter under Sections 7.3 and 7.4 hereof shall not be reduced in any such event below [***] of the amounts set forth therein; and (B) no reduction shall be made under this Section 7.5.2 to a royalty reduced under Section 7.3.2. Acologix or its North American Sublicensee shall use Commercially Reasonable Efforts to minimize the amount of any of the foregoing payments owed to Third Parties. Prior to Acologix or its North American Sublicensee committing to any payments under this Section 7.5.2, Acologix shall provide Toray with written notice of a potential need to obtain any Third Parties

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

license and the Parties shall discuss such potential need in good faith, provided that such discussions shall not limit or unreasonably delay Acologix’ or its North American Sublicensee’s right to exercise its reasonable judgment with respect thereto.

7.5.3    Generic Competition. If there is Generic Competition to a Product in any country in Europe or North America in any calendar quarter, the applicable royalty rate on Net Sales of such Product in such country under Section 7.3 or 7.4 above shall thereafter be reduced as follows:

(i)	Europe

Unit	sales reduced by 25%: [***]

Unit	sales reduced by 50%: [***]

(ii)	North America

Unit	sales reduced by 25%: [***]

Unit	sales reduced by 50%: [***]

For the purposes of this Section 7.5.3, “Generic Competition” means that (i) Regulatory Approval is obtained for a Generic Product in a country; and (ii) unit sales volume of Products in such country and calendar quarter are reduced by at least [***] or [***], as the case may be, as compared to the unit sales volume of Products in such country in any of the prior [***], in each case as such sales volume is measured by IMS Health or its successor. For the purposes of this Section 7.5.3, “Generic Product” means a product sold by a Third Party other than a Sublicensee that contains the Compound. It is understood and acknowledged that the royalty rate reductions described in this Section 7.5.3 shall not be triggered by the applicable reduction in unit sales volume in a calendar quarter, if during such calendar quarter Acologix has failed to use Commercially Reasonable Efforts in accordance with Section 4.1.1.

ARTICLE 8

PAYMENTS, BOOKS AND RECORDS

8.1    Reports; Payments. After the First Commercial Sale of a Product on which royalties are payable by Acologix hereunder, or upon entering into an agreement for which a portion of Sublicense Fees would be payable by either Party hereunder, such Party shall make quarterly written reports to the other Party within [***] after the end of each calendar quarter stating (i) the quantity, description, and aggregate Net Sales by country of each such Product sold by Acologix and its Affiliates during the calendar quarter; and (ii) the Sublicense Fees actually received by the applicable Party during the calendar quarter. The appropriate Party

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

shall pay the royalties and/or the percentage of Sublicense Fees described above concurrently with the delivery of such reports.

8.2    Payment Method. All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated by the Party owed such payment. All payments hereunder shall be made in U.S. dollars. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable Law at a rate equal to the 3-month LIBOR rate at the close of business on the date such payment is due, plus an additional [***], calculated on the number of days such payment is delinquent.

8.3    Place of Royalty Payment; Currency Conversion. The functional currency for accounting will be U.S. dollars. With respect to Net Sales or European Development Costs invoiced in a currency other than U.S. Dollars, the Net Sales or European Development Costs shall be expressed in the invoiced currency, together with the U.S. Dollar equivalent, calculated using the arithmetic average of the spot rates on the close of business on the last Business Day of each month of the calendar quarter in which the Net Sales were made. The “closing mid-point rates” found in the “dollar spot forward against the dollar” table published by The Financial Times or any other publication as agreed to by the Parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made in U.S. Dollars.

8.4    Records; Inspection. Each Party shall keep, and shall ensure that its Affiliates keep, complete, true and accurate books of account and records for the purpose of determining the amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such Party, for at least [***] following the end of the calendar quarter to which they pertain. Such records will be open for inspection by a public accounting firm to whom the audited Party has no reasonable objection and subject to such accounting firm entering into a satisfactory confidentiality agreement, solely for the purpose of determining the payments to the other Party hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 8.4 shall be at the expense of the auditing Party, unless a variation or error producing an increase exceeding [***] of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid or overpaid amounts that are discovered will be promptly paid or refunded by the appropriate Party, in each case together with interest noted in Section 8.2 thereon from the date such payments were due (if underpaid) or paid (if overpaid).

8.5    Withholding Taxes. Each Party shall pay any and all taxes levied on account of amounts payable to it under this Agreement. If applicable Laws or regulations require that taxes be withheld, the paying Party will (i) deduct those taxes from the remittable payment, (ii) timely pay the taxes to the proper authority, and (iii) send proof of payment to the other Party within [***] following that payment.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1    Ownership of Inventions. Inventorship of inventions conceived or reduced to practice after the Effective Date in the course of activities performed under or contemplated by this Agreement shall be determined by application of United States patent Laws pertaining to inventorship. Each Party shall enter into binding agreements obligating all employees performing activities under or contemplated by this Agreement, including activities related to the Toray Patent Rights, the Compound or Products to assign his/her interest in any invention conceived or reduced to practice in the course of such activities to the Party for which such employee is providing its services. This Agreement shall be understood to be a joint research agreement in accordance with 35 U.S.C. § 103(c)(3) to develop the Compound and Products.

9.2    Patent Prosecution.

9.2.1    Generally. Toray shall be responsible for the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of Toray Patent Rights, at its own expense with counsel of its own choice. Toray shall solicit Acologix’ review of the nature and text of any patent applications in Europe (until such time as the Injection Product Election is made for Toray to have responsibility for Commercialization of Injection Products in Europe), and North America within the Toray Existing Patent Rights, and all prosecution matters related thereto that are reasonably likely to affect the scope of the claims of the resulting patent, in each case in reasonably sufficient time prior to filing thereof for each case or taking any other relevant action with respect thereto (with such filing and/or response dates specifically designated by Toray in writing and diligently adhered to by Acologix), and Toray shall take into account Acologix’ reasonable comments related thereto. Toray shall inform Acologix of any significant developments in the prosecution of pending patent applications included in the Toray Existing Patent Rights, including the issuance of any office actions, allowance of claims, or upcoming grant of any domestic or foreign patent based thereon. Upon reasonable request by Acologix, Toray shall provide to Acologix copies of documents relating to the filing, prosecution or maintenance of the Toray Existing Patent Rights in Europe and North America. For the purposes of this Section 9.2.1, “Toray Existing Patent Rights” means all Toray Patent Rights in existence as of the Effective Date, including those set forth in Exhibit 1.48 hereto, along with all Patent Rights that are extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals or share common disclosure therewith.

9.2.2    Abandonment. If, during the term of this Agreement, Toray decides not to file, prosecute or maintain any Patent Rights listed or described in Exhibit 1.48 in North America or Europe (including without limitation by allowing any such Patent Rights to lapse or become abandoned without having first filed a substitute) (such decision, an “Abandonment”), Toray shall provide Acologix with written advance notice sufficient to avoid any loss or forfeiture (but in any event at least [***] notice). Thereafter, Acologix shall have the right but not the obligation to elect on a patent-by-patent and country-by-country basis to file, prosecute or

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maintain such Toray Patent Rights in Toray’s name in such territory, at Acologix’ sole expense with counsel of its own choice. If Acologix elects to assume prosecution and maintenance of certain Toray Patent Rights in accordance with the foregoing, (i) Toray shall transfer or cause to be transferred to Acologix or its patent counsel the complete prosecution file for the relevant Toray Patent Rights, including all correspondence and filings with patent authorities with respect thereto; and (ii) such Toray Patent Rights shall no longer be deemed to be within the Toray Patent Rights for purposes of determining the royalty term pursuant to Section 7.5.1.

9.2.3     Cooperation. The Parties shall cooperate with each other in all patent prosecutions under Section 9.2. Without limiting the foregoing, each Party shall use Commercially Reasonable Efforts to make available to the Party having the right to control the filing, prosecution and maintenance of its Patent Rights (the “Filing Party”), or to the Filing Party’s authorized attorneys, agents, representatives, employees or consultants, any documents reasonably necessary or appropriate to enable the Filing Party to file, prosecute and maintain patent applications and resulting patents, as set forth in Section 9.2 above, for a period of time sufficient for the Filing Party to obtain the assistance it needs from the other Party, in each case at the Filing Party’s reasonable expense. Where appropriate, the other Party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the Filing Party.

9.3    Enforcement.

9.3.1    Enforcement by Toray. In the event that either Party becomes aware of a suspected infringement of any Toray Patent Rights exclusively licensed to Acologix under this Agreement, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Toray shall have the right, but shall not be obligated, to bring an infringement action with respect to such infringement at its own expense, in its own name and entirely under its own direction and control, subject to the following. Acologix shall reasonably assist Toray (at Acologix’ expense) in any action or proceeding being prosecuted if so requested, and shall lend its name to such actions or proceedings if requested by Toray or required by applicable Laws. Acologix shall have the right to participate and be represented in any such suit related to Patent Rights in North America by its own counsel at its own expense. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a Toray Patent Right may be entered into by Toray without prior consultation with Acologix.

9.3.2    Enforcement by Acologix. If Toray either notifies Acologix of its election not to bring any action for infringement described in Section 9.3.1 in North America or Europe, or fails to initiate any such action within a reasonable time after written notice from Acologix of its desire to initiate such action, then Acologix may bring such action at its own expense, in its own name and entirely under its own direction and control, subject to the following. Toray shall reasonably assist Acologix (at Toray’s expense) in any action or proceeding being prosecuted if so requested, and shall lend its name to such actions or proceedings if requested by Acologix or required by applicable Laws. Toray shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a Toray Patent Right may be entered into by Acologix without the prior written consent of Toray, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, it is understood and agreed that if Acologix requests Toray to grant Acologix and/or its Sublicensee under Acologix’ right to Develop and Commercialize Products in North America the initial right to enforce the Toray Patent Rights in North America, the Parties shall discuss such initial right in good faith.

9.3.3    Damages. In the event that either Party exercises the rights conferred in this Section 9.3 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including, without limitation, attorneys fees. If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be allocated between the Parties such that the Party initiating the enforcement action under this Section 9.3 retains [***] of such remainder, and the non-initiating Party receives [***] thereof.

9.4    Patent Term Extension; Data Exclusivity. Toray and Acologix shall each cooperate with one another and shall use Commercially Reasonable Efforts to obtain patent term extensions, supplemental protection certificates or data exclusivity periods (such as those periods listed in the FDA’s Orange Book or its equivalent with the EMEA), or their equivalents in any jurisdiction in Europe and North America with respect to Products and Toray Patent Rights covering Products. If elections with respect to obtaining such patent term extensions or data exclusivity periods are to be made, Acologix shall have the right to make the election to seek patent term extension or data exclusivity periods, provided that such election will be made so as to maximize the period of marketing exclusivity for the Product.

ARTICLE 10

CONFIDENTIALITY

10.1    Confidentiality. During the Term of this Agreement and for a period of [***] following the expiration or earlier termination hereof, each Party shall maintain in confidence the Confidential Information of the other Party, shall not use or grant the use of the Confidential Information of the other Party except as expressly permitted hereby, and shall not disclose the Confidential Information of the other Party (in each case, irrespective of whether such Confidential Information is also the Confidential Information of the receiving Party), except (i) on a need-to-know basis to such Party’s directors, officers and employees, (ii) to such Party’s consultants performing work contemplated by the Agreement, and to any bona fide subcontractor performing work for such Party hereunder, or (iii) to the extent such disclosure is reasonably necessary in connection with such Party’s activities under rights and licenses expressly authorized by this Agreement (including the permitted sublicensees). To the extent that

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disclosure to any person is authorized by this Agreement, prior to disclosure, a Party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

10.2    Permitted Use and Disclosures. The confidentiality obligations under this Article 10 shall not apply to the extent that a Party is required to disclose information by applicable Law, regulation or order of a governmental agency or a court of competent jurisdiction, including filings required by the Securities and Exchange Commission or any similar body, or any securities exchange; provided, however, that such Party shall provide written notice thereof to the other Party (to the extent not prohibited by Law or court order), and consult with the other Party with respect to such disclosure to the extent reasonably protectable and provide the other party reasonable opportunity to object to any such disclosure or to request confidential treatment thereof. Notwithstanding the provisions of this Article 10, the Parties agree that: (i) either Party may, to the extent necessary, disclose Confidential Information of the other Party to any Regulatory Authority in connection with the Development of a Product which it has the right to Develop under this Agreement; (ii) the use and disclosure outside the scope of this Agreement of concepts and information retained in the unaided memories of individuals who had access to information from the other Party shall not be considered a breach of this Agreement; provided that the foregoing shall not be deemed to extend to any Patent Rights in such concepts; (iii) to the extent they have not done so as of the Effective Date, the Parties shall agree upon a press release related to this Agreement; and (iv) each Party shall retain the right to publicly disclose information as to its own activities hereunder without having to obtain the consent of the other Party, provided that in the case of disclosure of the results of clinical trials of a Product conducted by such Party, such Party shall give the other Party prior written notice of such public disclosure. In addition, the Parties will consider in good faith any request by the other Party for a public disclosure not otherwise permitted pursuant to this Article 10, with consent for such disclosure not to be unreasonably withheld, conditioned or delayed. In the event of any termination of this Agreement under Article 13, the Parties shall agree on an announcement of such termination; provided that the Parties shall use reasonable efforts to fashion such announcement so as to minimize any negative impact on either Party as a result of such announcement. Once a particular item of information has been publicly disclosed, further consent will not be needed for further disclosures thereof.

10.3    Additional Nondisclosure. Each of the Parties hereto agrees not to disclose the financial terms of this Agreement to any Third Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed, except to such Party’s attorneys, advisors, potential and actual collaborators, investors, underwriters and Sublicensees, and others on a need to know basis under circumstances that reasonably protect the confidentiality thereof, or to the extent required by Law (and with appropriate requests made for confidential treatment), including filings required to made by Law with the Securities and Exchange Commission, any similar body, or any national securities exchange.

10.4    Publication. Any manuscript by Acologix or Toray on subject matter in connection with this Agreement to be published or publicly disclosed, shall be subject to the prior review of the other Party at least [***] prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving Party shall notify the disclosing Party in writing within [***] after receipt of any disclosure whether the receiving Party desires to file a patent application on any invention disclosed in such scientific results. In the event that the receiving Party desires to file such a patent application, the disclosing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, (ii) the Parties determine after consultation that no patentable invention exists, or (iii) [***] after receipt by the disclosing Party of the receiving Party’s written notice of the receiving Party’s desire to file such patent application. Further, if such scientific results contain the information of the other Party that is subject to use and nondisclosure restrictions under this Article 10, the publishing Party agrees to remove such information from the proposed publication or disclosure.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

11.1    Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement; (ii) execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized; (iii) this Agreement is legally binding and enforceable on each Party in accordance with its terms; (iv) execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not conflict with or violate any applicable Laws and do not conflict with, or constitute a breach or default under, any contractual obligation of such Party; and (v) all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement have been obtained.

11.2    Representations and Warranties of Toray. Toray represents and warrants to Acologix that:

11.2.1    Intellectual Property Rights. As of the Effective Date: (i) Toray has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Toray Patent Rights or Toray Know-How in Europe or North America in a manner inconsistent with the rights, options and licenses granted to Acologix herein or Toray’s obligations to Manufacture and supply Drug Substance and/or Product pursuant to Article 6, including without limitation by authorizing any Third Party to Manufacture, use or sell the Compound or any Products in any country in North America or Europe; and (ii) Toray is not aware of any facts or circumstances that would cause the Toray Patent Rights in Europe or North America to be invalid or unenforceable, and all necessary fees and other actions required in order to maintain the Toray Patent Rights have been paid or performed to date. In particular, as of the Effective Date Toray owns all right, title and interest in and to the Toray Patent Rights in Europe and North America, and has not granted any right or license under the Toray Patent Rights authorizing any Third Party to Manufacture, use or sell the Compound in any country the in Europe and North America, other the Existing Preferential Right.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.2.2    IP Infringement. To the best of Toray’s knowledge: (i) the Manufacture, use or sale of the Compound and/or Products as contemplated hereunder are not and will not be Covered by a Valid Claim of any Patent Rights of any Third Party which could result in legal actions or other Losses and Claims against Acologix; and (ii) no Third Party is currently infringing the Toray Patent Rights with respect to the manufacture, use or sale of Products or Competitive Products in Europe or North America. There are no existing actions, suits or proceedings, and Toray has not received any written claim or demand from a third party, that challenges Toray’s rights with respect to the Toray Patent Rights, the Toray Know-How, the Compound and/or any Products or that asserts that development, manufacture or sale of the Compound and/or Products would infringe the intellectual property rights of a third party in Europe or North America.

11.2.3    Regulatory Issues. All data related to the Compound included within the Toray Know-How was generated in accordance with Regulatory Requirements, and all Drug Substance and Products supplied by Toray pursuant to Article 6 and the facilities in which such materials are Manufactured shall comply at all times with the Regulatory Requirements. In addition, as of the Effective Date, Toray has discussed with appropriate representatives of the EMEA its planned protocol for Phase III Trials of an Injection Product, Toray has fully disclosed such protocol to Acologix and Toray has no reason to believe that Phase III Trials performed in accordance with such protocol would be deemed insufficient by the EMEA to support an MAA for such Injection Product.

11.2.4    Disclosure. As of the Effective Date, there is no matter within the knowledge of Toray which Toray has intentionally, knowingly, or negligently failed to disclose, which by itself or in connection with any other matters not disclosed by Toray (i) is material to the evaluation of the Compound and/or Products; and (ii) would materially adversely affect the further Development or Commercialization of any Product.

ARTICLE 12

INDEMNIFICATION; PHARMACOVIGILANCE

12.1    Acologix Indemnity. Acologix shall indemnify, defend and hold harmless Toray and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives, from and against any and all claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including, without limitation, reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind, arising out of any claim, action, lawsuit or other proceeding brought by a Third Party (“Losses and Claims”) arising out of or relating, directly or indirectly, to (i) the Development or Commercialization of the Compound or any Product in North America by Acologix, its Affiliates or Sublicensees; (ii) the Commercialization of the Compound or any Product in Europe by Acologix or its Affiliates (other than European Partners); (iii) breach by Acologix of Article 11; or (iv) the negligence, recklessness or willful misconduct of Acologix; except where Losses and Claims described in subsection (i) above (A) arise out of or relate, directly or indirectly, to a failure by Toray to comply with applicable Law, or (B) otherwise fall within the Losses and Claims described in Section 12.2 below.

12.2    Toray Indemnity. Toray shall indemnify, defend and hold harmless Acologix and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns and representatives, from and against any and all Losses and Claims arising out of or relating, directly or indirectly, to: (i) the Development or Commercialization of the Compound or any Product by Toray or its Affiliates, or licensees of Toray (other than European Partners and Acologix); (ii) breach by Toray of Article 11; or (iii) the negligence, recklessness or willful misconduct of Toray; except where Losses and Claims described in subsection (i) above (A) arise out of or relate, directly or indirectly, to a failure by Acologix to comply with applicable Law, or (B) otherwise fall within the Losses and Claims described in Section 12.1 above.

12.3    Indemnification Procedure. A claim to which indemnification applies under Section 12.1 or Section 12.2 shall be referred to herein as an “Indemnification Claim”. If any Person or Persons (collectively, the “Indemnitee”) intends to claim indemnification under this Article 12, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the Indemnification Claim as aforesaid, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including without limitation any rights under this Agreement or the scope or enforceability of the Toray Patents Rights or Toray Know-How), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 10.

12.4    Insurance. Within [***] after the Effective Date, each Party shall at its own expense procure and maintain during the Term and for a period of [***] thereafter an insurance policy/policies, adequate to cover its obligations hereunder and which is/are consistent with normal business practices of prudent companies similarly situated. Each Party’s insurance coverage shall include without limitation clinical trial insurance policies for clinical trials of Products conducted by or for such Party while trials are ongoing and for a period of [***] thereafter, and product liability insurance upon receipt of Regulatory Approval for a Product hereunder. Each insurance policy required by and procured by a Party under this Section 12.4 shall name the other Party as an additional insured. Such insurance shall not be construed to create a limit of the insuring Party’s liability with respect to its indemnification obligations under this Article 12. Each Party shall provide the other Party with a certificate of insurance or other evidence thereof upon request. Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or a material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

12.5    Global Pharmacovigilance. Toray, its Affiliates and/or its licensees and Acologix, its Affiliates and/or its North American Sublicensees shall cooperate with respect to the exchange of adverse event and safety information associated with use of the Compound and/or Products in any territory worldwide, in accordance with the Parties’ obligations under applicable Laws and standard operating procedures to be established by the JDCC. Each Party will designate a regulatory affairs or pharmacovigilance liaison to be responsible for communicating with the other Party regarding the reporting of adverse event and safety information associated with the Compound and Products. Either Party shall report to the other Party adverse drug events with respect to the Compound and Product for the duration of this Agreement and for a reasonable period thereafter, in accordance with adverse event reporting policy and procedures for the Product as separately agreed between the Parties at the JDCC from time to time. For clarity, each Party is responsible for reporting adverse events with respect to a particular Product to Regulatory Authorities in each Region in which such Party is responsible (by itself or through sublicensees or partners) for Commercialization of such Product.

ARTICLE 13

TERM AND TERMINATION

13.1     Term. The Term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect on a country-by-country and Product-by-Product basis until the expiration of both Parties’ payment obligations in such country with respect to such Products, in each case unless earlier terminated as provided in this Article 13 (the “Term”).

13.2    Termination for Breach. Subject to Section 13.5, either Party to this Agreement may terminate this Agreement in the event the other Party hereto shall have materially breached or defaulted in the performance of any of its material obligations hereunder (other than failure to use Commercially Reasonable Efforts (by itself or through contract service organizations or other permitted Third Party licensees or sublicensees) to Develop or Commercialize a Product,

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which breach is covered under Section 13.3), and such default shall have continued for [***] after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such [***] period unless the breaching Party has cured any such breach or default prior to the expiration of the [***] period.

13.3    Termination for Failure to Use Commercially Reasonable Efforts. Each Party shall have the right to terminate this Agreement in accordance with this Section 13.3 on a Region-by-Region basis if the other Party fails to use Commercially Reasonable Efforts in the Development and/or Commercialization of Products in breach of its obligations under this Agreement.

13.3.1    Toray Termination in Europe. Subject to Section 13.5 below, Toray shall have the right to terminate this Agreement and Acologix’ rights hereunder with respect to Europe in the event that Acologix fails to use Commercially Reasonable Efforts (by itself or through its Affiliates, contractors or agents): (i) [***]; or (ii) [***]; provided in each case that Acologix has not exercised such Commercially Reasonable Efforts within [***] following written notice by Toray to Acologix specifying the nature of such failure.

13.3.2    Toray Termination in North America. Subject to Section 13.5 below, Toray shall have the right to terminate this Agreement and Acologix’ rights hereunder with respect to North America in the event that Acologix fails to use Commercially Reasonable Efforts (by itself or through its Affiliates, Sublicensees, contractors or agents) to [***]; provided that Acologix has not exercised such Commercially Reasonable Efforts within [***] following written notice by Toray to Acologix specifying the nature of such failure.

13.3.3    Acologix Termination in Europe. Subject to Section 13.5 below, Acologix shall have the right to terminate the joint Development efforts of the Parties with respect to Injection Products in Europe in the event that Toray fails to use Commercially Reasonable Efforts (by itself or through its Affiliates, licensees, contractors or agents) to perform the [***]; provided that Toray has not exercised such Commercially Reasonable Efforts within [***] following written notice by Acologix to Toray specifying the nature of such failure.

13.3.4    Termination Conditions.

(a)    Development. For clarity, it is understood and acknowledged that Commercially Reasonable Efforts in the Development of a Product in a particular country may

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include sequential implementation of clinical trials and/or intervals between clinical trials for data interpretation and clinical program planning, to the extent such implementation is consistent with the scientific, technical and commercial factors relevant to Development of such Product in such country. Without limiting the foregoing, a decision by Acologix to delay or forgo the Phase III Trials described in Section 4.1.1 shall not be a breach of Acologix’ obligations to use Commercially Reasonable Effort thereunder where such decision is reasonable based on input received from the FDA in the End of Phase II Meeting with respect to the likelihood of receiving Regulatory Approval for the relevant Product based on the proposed Phase III Trials. As used in this Section 13.3.4(a), “End of Phase II Meeting” means the meeting with Acologix and the FDA to review the data and results of any Phase II Trials conducted for a Product, and to discuss with the FDA Acologix’ plan to commence further clinical Development of such Product with the intent of achieving Regulatory Approval thereafter.

(b)    For further clarity, a decision by Acologix or its North America Sublicensee to delay or forgo effecting the commercial sale of a Product in a particular country shall not be a breach of Section 3.2.1 or Section 4.1 where such decision is (i) based on considerations [***]; and (ii) consistent with sustained Commercially Reasonable Efforts in the Development or Commercialization (as applicable) of that Product in the applicable Region as a whole.

13.4    Termination For Bankruptcy. Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within [***] after filing, (iii) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors, or (iv) substantially all of the assets of such other Party are seized or attached and not released within [***] thereafter. All rights and licenses granted under this Agreement by one Party to the other Party are, and shall otherwise be deemed for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 (56) of the Bankruptcy Code. The Parties agree that the licensing Party under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy by the other Party. The Parties further agree that in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced and all embodiments of such intellectual property.

13.5    Disputed Breach. If either Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party pursuant to Section 13.2, or a failure to use Commercially Reasonable Efforts specified in a notice provided pursuant to Section 13.4

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(by itself or through contract service organizations or other permitted Third Party licensees or sublicensees), and the allegedly breaching Party provides notice to the other Party of such dispute within the applicable [***] cure period, the other Party shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure has been determined in accordance with Section 14.2 and the allegedly breaching Party fails to cure such breach within [***] following such determination (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following such determination). It is understood and acknowledged that while such a dispute is pending all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if an arbitrator or court determines pursuant to Section 15.2 that such payments are to be refunded by one Party to the other Party.

13.6    Termination for Convenience. Acologix shall have the right to terminate this Agreement for any reason on a Region-by-Region basis, at its sole discretion, effective upon [***] written notice; provided that termination of this Agreement by Acologix with respect to Europe shall not relieve Acologix of its obligation to fund [***] of the European Development Costs, subject to the maximum amount set forth in Section 2.4, as further described in Section 13.7.

13.7    Effect of Breach or Termination. Upon expiration or termination of this Agreement for any reason, the rights and obligations of the Parties shall be as set forth in this Section 13.7.

13.7.1    Termination for Acologix Breach, Bankruptcy or Convenience. Upon termination or expiration of this Agreement, either in its entirety or with respect to only one Region (the “Terminated Region”) pursuant to Sections 13.2 (for Acologix breach), 13.3.1, 13.3.2, 13.4 (for Acologix bankruptcy) or 13.6 (by Acologix for convenience) hereof, the terms and conditions set forth below shall apply to the Terminated Region, or if the Agreement is terminated in its entirety, to both Regions. All rights and licenses granted to Acologix in Article 5 shall terminate with respect to the Terminated Region, and Acologix shall cease all use of the Toray Patent Rights and Toray Know-How with respect to each Terminated Region (except as set forth in Section 13.7.1(a)). If the other Region has not been terminated (the “Remaining Region”), all such rights and licenses shall remain in place with respect to the Remaining Region, subject to the following. If Europe is the Remaining Region, the provisions of Articles 2 and 3 shall survive and Article 4 shall terminate. If Europe is a Terminated Region, the provisions of Articles 2 and 3 shall terminate, provided that in the event that such termination takes place during the Co-Development Term the co-funding obligations of Acologix pursuant to Section 2.4 shall survive until the earlier of (i) the time at which Acologix has cumulatively paid [***] in European Development Costs; or (ii) the time at which Toray has licensed the right to Develop and Commercialize the Injection product in Europe to a Third Party. The provisions of Article 6 (or any Supply Agreement superseding such provisions) shall survive with respect to

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

any Remaining Region. In the event that as of the effective date of such termination in North America as the Terminated Region (the “Termination Date” for such Terminated Region) Acologix has granted the right to Develop and Commercialize Products in such Terminated Region to a Sublicensee, such license rights shall survive termination of this Agreement, provided that Toray shall make, and Acologix shall have the Sublicensee(s) make, reasonable efforts to conclude new agreement(s) between Toray and the Sublicensee(s) with respect to the Products on terms substantially identical to this Agreement, subject to any field and territory limitations set forth in the sublicense between Acologix and the North American Sublicensee. In the event that as of the Termination Date Acologix has not granted to any North American Sublicensee the right to Develop and Commercialize Products in the Terminated Region, then the following shall apply:

(a)    Acologix shall assign all regulatory filings and Regulatory Approvals in such Terminated Region as they exist as of the Termination Date to Toray, and Acologix shall provide to Toray a copy of the foregoing documents. In addition, upon request by Toray, Acologix shall grant to Toray the right to access and reference any documents (including but not limited to regulatory filings) that are available to Acologix and reasonably necessary for Toray to further develop, manufacture and commercialize the Products for such Terminated Region. To the extent that there is a Remaining Region, each Party shall use Commercially Reasonable Efforts not to conduct the Development and Commercialization of Products in its respective Region in a manner that would materially adversely affect the other Party’s Development and Commercialization of Products in its respective Region, including application or maintenance of any Regulatory Approvals therein. Should Acologix have as of the Termination Date any inventory of Products for which Regulatory Approval has been obtained in such Terminated Region, the licenses granted in Article 5 shall survive on a nonexclusive basis for a period of [***] after the Termination Date solely for the purpose of selling such Products in such Terminated Region (subject to the payment to Toray of any royalties due hereunder thereon), provided however, that such right shall not limit Toray or any Third Party so authorized by Toray from selling Licensed Products in such Terminated Region.

(b)    Upon request by Toray, Acologix shall disclose to Toray the Acologix Know-How (provided that the Acologix Know-How remains the Confidential Information of Acologix and subject to Article 10) and shall grant Toray a non-exclusive license under the Acologix Know-How solely for making, having made, using, importing, selling and offering for sale the Products in the Terminated Region. At the request of Toray, Acologix shall exclusively license to Toray all of Acologix’ right, title and interest in and to any Trademarks in the Terminated Region that are specific to a Product (it being understood that the foregoing shall not include any trademarks or trade names that contain the name “Acologix”). In addition, Acologix shall grant to Toray a nonexclusive license under the Acologix Termination Patent Rights, without the right to grant sublicenses, solely for making, having made, using, importing, selling and offering for sale the Products in the Terminated Region. For the purposes of the foregoing, “Acologix Know-How” means Know-How that is (i) owned or Controlled by, and available to, Acologix as of the applicable Termination Date; and (ii) reasonably necessary for the Manufacture, Development and/or Commercialization of the Compound and/or Products.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

For the purposes of the foregoing, “Acologix Termination Patent Rights” means, with respect to specific Products and Termination Dates: (i) those claims in Patent Rights Controlled by Acologix as of such Termination Date that are specifically directed to or specifically refer to the Compound and/or Products; (ii) all divisionals, continuations, continuations-in-part thereof or any other patent application claiming priority thereto; and (iii) all patents issuing on any of the foregoing, together with all registrations, reissues, re-examinations, supplemental protection certificates, or extensions thereof, and any foreign counterparts thereof. In the event that Patent Rights or Know-How licensed to Acologix from a Third Party are included in the licenses granted by Acologix to Toray in this Section 13.7.1(b), and Acologix is obligated to pay royalties or make other payments to such Third Party based on the Development or Commercialization by or on behalf of Toray of Products in the Terminated Region, then Toray shall reimburse Acologix for any such royalties or payments promptly upon receipt of invoice therefor.

13.7.2    Termination for Toray Breach or Bankruptcy. Upon termination or expiration of this Agreement, either in its entirety or with respect to only one Terminated Region, pursuant to Sections 13.2 (for Toray breach), 13.3.3 or 13.4 (for Toray bankruptcy), all provisions of this Agreement shall survive intact except as set forth in this Section 13.7.2. Toray’s obligation to supply Products and/or Drug Substance to Acologix and/or its Sublicensees pursuant to Article 6 or any Supply Agreement superseding such provisions shall survive, provided that Acologix or its Sublicensee shall thereafter be permitted at any time, in its sole discretion, to exercise its right to make or have made Drug Substance and/or Products for use or sale in the Terminated Region, the cost of which shall be borne by Toray. Upon any such election, Toray shall assist in related Manufacturing process transfer, at its sole cost, as further described in the Supply Agreements. The JDCC shall disband and thereafter Acologix shall provide reports pursuant to Sections 3.2.3 and 4.4 directly to Toray. Section 5.5 and Section 5.6 shall terminate, provided that covenants of Toray set forth in Section 5.6 shall survive. Acologix shall proceed with Development and Commercialization of Products in Europe after such termination at its sole discretion and expense, in the same manner as if the Injection Product Election had been made assigning such responsibility on Acologix, provided that (i) all milestones and royalty amounts in Sections 7.2 and 7.3 and shall thereafter be reduced by [***]; and (ii) Acologix shall thereafter have the right to grant and authorize sublicenses under such European rights, with Acologix to pay Toray an amount equal to [***] of all Sublicense Fees received by Acologix from any such sublicensees. Terms related to Development and Commercialization of Products in North America shall survive, provided that the royalty percentages set forth in Section 7.4.1 shall thereafter be reduced by [***] at all levels of Net Sales, and the royalty percentages set forth in Section 7.4.2 shall thereafter be reduced by [***].

13.7.3    Survival. The following provisions shall survive termination or expiration of this Agreement for any reason: [***]. Expiration or termination of all or any portion of this Agreement for any reason shall not relieve the Parties of any liability obligation accruing on or prior to such expiration or termination, or which is attributable to a period prior to such expiration or termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

in equity which accrued or are based upon any event occurring prior to such expiration or termination. All other obligations shall terminate upon expiration of this Agreement.

ARTICLE 14

DISPUTE RESOLUTION

14.1    Escalation to Senior Executives. Other than pursuit of equitable relief as provided in Section 14.4, in the event of a dispute or matter of significant concern arises between the Parties, then at the request of either Party, the matter shall be escalated to the CEO of Acologix and the senior executive at Toray with responsibility for pharmaceutical products and authority to make a decision on behalf of the respective Party with respect to such matter. Upon such request, such senior executives shall make themselves reasonably available to meet, and shall meet either by telephone or if, specifically requested, in person, to attempt to resolve such matter, and shall thereafter continue to use good faith efforts to attempt to resolve such matter unless it becomes clear that the matter cannot be resolved by mutual agreement. Thereafter, either Party may initiate arbitration pursuant to Section 14.2 below upon written notice to the other Party.

14.2    Arbitration of Disputes. Other than (i) pursuit of equitable relief as provided in Section 14.4; and (ii) a dispute governed by expedited arbitration in accordance with Section 14.3 below; the Parties shall resolve disputes in accordance with this Section 14.2.

14.2.1    Within [***] after receipt of such notice, the Parties shall designate in writing a single arbitrator to resolve the dispute; provided, however, that if the Parties cannot agree on an arbitrator within such [***] period, the arbitrator shall be selected by the Santa Clara, California office of the American Arbitration Association (“AAA”) if the notice is issued by Toray or by the Tokyo office of the Japan Commercial Arbitration Association (“JCAA”) if the notice is issued by Acologix. The arbitrator for a disputed breach under Section 13.5 related to an alleged failure to use Commercially Reasonable Efforts as described in Section 13.3 shall be an individual with experience and expertise in the worldwide Development and Commercialization of pharmaceuticals (including the partnering and licensing thereof) and the business, legal and scientific considerations related thereto; otherwise, the arbitrator shall be a lawyer knowledgeable and experienced in the applicable Laws concerning the subject matter of the dispute. In any case the arbitrator shall not be an Affiliate, employee, consultant, officer, director or stockholder of either Party, or otherwise have any current or previous relationship with either Party or their respective Affiliates. The governing law in Section 15.1 shall govern any such proceedings. Any arbitration conducted under Sections 14.2 and 14.3 shall take place in Santa Clara if initiated by Toray or Tokyo if initiated by Acologix or such other location as may be agreed by the Parties, and shall be conducted in English.

14.2.2    Within [***] after the designation of the arbitrator, the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of all

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue. The arbitrator shall set a date for a hearing, which shall be no later than [***] after the submission of written proposals pursuant to the preceding sentence, for the presentation of evidence and legal argument concerning each of the issues identified by the Parties. The Parties shall have the right to be represented by counsel. Except as provided herein, the arbitration shall be governed by the Rules of Arbitration of the AAA or JCAA, as the case may be, applicable at the time of the notice of arbitration pursuant to Section 14.2.1; provided, however, that the Federal Rules of Evidence shall apply with regard to the admissibility of evidence in such hearing. The arbitrator shall use his or her best efforts to rule on each disputed issue within [***] after completion of such hearing. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all Parties. All rulings of the arbitrator shall be in writing and shall be delivered to the Parties except to the extent that the applicable arbitration rules provide otherwise. Nothing contained herein shall be construed to permit the arbitrator to award punitive, exemplary or any similar damages. Furthermore, in the event that the Injection Product Election is subject to determination hereunder, it is understood and agreed that the arbitrator shall select one of the two options set forth in Section 3.1.1 as his or her decision, and shall not have the authority to render any substantive decision other than to choose one of those options.

14.2.3    The (i) attorneys’ fees of the Parties in any arbitration, (ii) fees of the arbitrator and (iii) costs and expenses of the arbitration shall be borne by the Parties in a proportion determined by the arbitrator. Any arbitration award hereunder may be entered in and enforced by any court of competent jurisdiction.

14.3    Expedited Arbitration. The Parties agree that it is important to be able to clarify certain disputes under this Agreement quickly. Accordingly, if: [***]. Arbitration under this Section 14.3 shall be conducted in the same manner and subject to the same terms and conditions as arbitration under Section 14.2, provided that: (i) the Parties shall designate in writing a single arbitrator within [***] of written notice of the dispute, and such arbitrator shall be an individual with experience and expertise in the worldwide Development and Commercialization of pharmaceuticals (including the partnering and licensing thereof) and the business, legal and scientific considerations related thereto; (ii) the arbitrator and the Parties shall meet, and each Party shall provide to the arbitrator a written summary of all disputed issues, such Party’s position on such disputed issues and such Party’s proposed ruling on the merits of each such issue within [***] after the designation of the arbitrator; (iii) the arbitrator shall use his or her best efforts to rule on each disputed issue within [***] after completion of such hearing; (iv) the arbitrator shall select one of the requested positions as his decision, and shall not have the authority to render any substantive decision other than to so select the position of either Toray or Acologix; and (v) the Parties shall use good faith efforts to complete arbitration under this Section 14.3 within [***] following a request by any Party for such arbitration.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14.4    Injunctive Relief. This Article 14 shall not be construed to prohibit either Party from seeking preliminary or permanent injunctive relief, restraining order or degree of specific performance in any court of competent jurisdiction to the extent not prohibited by this Agreement. For avoidance of doubt, any such equitable remedies provided under this Article 14 shall be cumulative and not exclusive and are in addition to any other remedies, which either Party may have under this Agreement or applicable Law.

ARTICLE 15

MISCELLANEOUS

15.1    Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of the state of New York, without reference to conflicts of laws principles.

15.2    Waiver. It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

15.3    Assignment. This Agreement shall not be assignable by either Party without the written consent of the other Party hereto, except either Party may assign this Agreement without such consent to its Affiliates, or to an entity that acquires all or substantially all of the business or assets of such Party related to this Agreement whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that the assignee shall agree in writing to be bound by the terms and conditions of this Agreement.

15.4    Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

15.5    Compliance with Laws. In exercising their rights under this license, the Parties shall fully comply in all material respects with the requirements of any and all applicable Laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Products pursuant to this Agreement.

15.6     Patent Marking. Each Party agrees to mark and use reasonable efforts to make its sublicensees mark all Products sold by or under authority of such Party pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

15.7    Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:

Acologix:	Acologix, Inc.
3960 Point Eden Way
Hayward, CA 94545 U.S.A.
[***]
[***]

Toray:	Toray Industries, Inc.
Toray Bldg., 8-1
Mihama, 1-chome
Urayasu, Chiba 279-8555, Japan
[***]
[***]

15.8    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the Parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the Parties and their commercial bargain.

15.9    Advice of Counsel. Acologix and Toray have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

15.10    Complete Agreement. This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Acologix and Toray.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

15.11    Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

15.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

TORAY INDUSTRIES, INC.		ACOLOGIX,INC.

By:	/s/ Kozo Nagai	By:	/s/ Yoshinari Kumagai
Name:	Kozo Nagai	Name:	Yoshinari Kumagai
Title:	Director (Member of the Board) General Manager, Pharmaceuticals and Medical Products Division	Title:	President and CEO

Exhibit 1.48

[***]

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Exhibit 2.2

Initial European Co-Development Plan and Budget

1.    Study Plan

Study	Objective	Design	Dosing/Duration Scheme	Pt/Subject #	Estimated cost (x$1,000)
1. [***]	[***]	[***]	[***]	[***]	[***]
2. [***]	[***]	[***]	[***]	[***]	[***]
3. [***]	[***]	[***]	[***]	[***]	[***]
4. [***]	[***]	[***]	[***]	[***]	[***]

* [***]

** [***]

1)    [***]

2)    [***]

2.	Budget
		Study	Estimated cost (x$1,000)
[***]
[***]
[***]
[***]

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.